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                                                                   EXHIBIT 10.5

                       DATA PROCESSING SERVICES AGREEMENT

THIS DATA PROCESSING SERVICES AGREEMENT is made as of this 22nd day of December 1992 (the "Agreement") by and between M&I Data Services, Inc., a Wisconsin corporation ("M&I") and TeamBanc, Inc., Miami County National Bank, Iola Bank and Trust Company, Kansas corporations, together with their subsidiaries and affiliates (collectively referred to as the "Customer").

                                    RECITALS

WHEREAS, M&I provides data processing services to customers located across the country; and

WHEREAS, M&I desires to provide data processing services to Customer, and Customer desires to have M&I provide it with such services.

NOW, THEREFORE, in consideration of the recitals and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. Services M&I shall provide Customer with the data processing services requested by Customer utilizing the version of the banking system software made available from time to time by M&I through the M&I Service Bureau (the "Services"). The functionality of the software and a further description of the Services is attached as Exhibit A, and the User Manuals, copies of which will be provided, or made available, to Customer. Unless otherwise indicated on Exhibit A, Customer shall purchase all of its required data processing services from M&I. Subject to M&I's consent, and Customer paying applicable conversion fees, Customer shall have the right to process affiliates and subsidiaries it may acquire using the Services. Unless otherwise agreed in writing between M&I and Customer, and subject to the other provisions of the Agreement, M&I shall make the On-line Services available to Customer, subject to normal downtime and maintenance, at times indicated on the M&I On-line Availability Schedule, attached hereto, as modified from time to time, with prior consent of Customer.

    2. FEES AND TAXES. Customer agrees to pay for the Services received hereunder as follows:

         a. Amount of Fees. Commencing on the Conversion Date (as defined in Section 3) and on the first day of each month thereafter through the end of the term of this Agreement, Customer shall pay M&I a fixed monthly fee of eighteen thousand seventy dollars ($18,070) per month (the "Fixed Monthly Fee"). The Fixed Monthly Fee will be adjusted in accordance with the provisions of Exhibit
C. Customer also agrees to pay all communication costs, telecommunication charges, printline charges and other output costs, start-up fees, pass-through charges, out-of-pocket expenses, conversion expenses and fees, workshop fees, training fees, and late fees or charges billed as miscellaneous on Customer's invoice (the "Miscellaneous Fees"). The M&I standard published prices as of that of this Agreement are set forth on the fee attached as Exhibit B.


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         b. Additional Charges. In addition to the charges described above or set forth in Exhibit B, Customer agrees to pay for any manufacturers, sales. use, excise, personal property. or any other tax or charge, or duty or assessment levied or assessed by any governmental authority upon or as a direct result of the execution or performance of any service pursuant to this Agreement or as direct materials furnished with respect to the Agreement, except those taxes based on M&Is net income or based on personal property owned by M&I.

         c. Terms of Payment. Customer shall pay the Fixed Monthly Fee on the first day of the month in which the Services are to be performed, and shall pay all other amounts due hereunder within ten (10) days of the date such amounts are invoiced to Customer. To effect the payment of the Fixed Monthly Fee, Customer hereby authorizes M&I to initiate debit entries from and, if necessary, initiate credit entries and adjustments to Customers, account at the depository designated in the ACH Authorization Agreement. Debit entries for the Fixed Monthly Fee will be made on the first day of each month for which Services will be rendered under the Agreement. In the event that a payment day is a nonbusiness day, entries will be made on the first preceding business day. Customer shall authorize, on the attached ACH Authorization Agreement, debits from and credits to its account for payment for Services received under the Agreement. Amounts due other than the Fixed Monthly Fee shall not be subject to payment through ACH. The Customer shall also pay reasonable collection fees and reasonable attorneys' fees incurred by M&I in collecting payment of the charges and any other amounts for which Customer is liable under the terms and conditions of this Agreement.

         d . Modification of Terms and Pricing. If Customer is in default and M&I elects to continue to perform the Services, or if the Customer's tangible capital or reserve requirements computed in accordance with applicable federal regulations for itself or any of its affiliates receiving Services hereunder are less than the required regulatory minimums, Customer agrees to pay M&I all unamortized conversion expenses in advance of M&I performing any additional Services. In addition, Customer agrees that all charges for Services shall be computed using M&I's then-current standard published prices, paid in advance as determined by M&I. At M&I's option, such Services shall be provided on a month-to-month basis after providing Customer one hundred twenty (120) days' prior written notice. Upon Customers cure of default, the pricing structure shall revert to that described in Section 2a of this agreement.

    3. Term.

         a. Initial Term. This Agreement shall be effective upon execution by both parties, and both parties will promptly undertake the conversion activities necessary to process Customer's data. M&I currently anticipates, subject to Customer's timely and satisfactory completion of its responsibilities described in the M&I Conversion Manual and in the Conversion Schedule to be established by M&L and agreed to by Customer, that all conversion activities will be completed on July 26. 1993 (the "Conversion Date"). The term of this Agreement shall continue for a period of ninety-seven
(97) months from the Conversion Date.

         b. Renewal Obligations. During any renewal term, or for any Services provided after the end of the initial term, whether or not the Agreement is renewed, Customer agrees that the terms of this Agreement shall continue to apply.

    4. AFFILIATES. All processing for Customer and Customer's subsidiaries and affiliates for which M&I provides Services under this Agreement shall be done in accordance with the terms and conditions of this Agreement, Customer agrees that it is responsible for assuring compliance with the

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Agreement by its affiliates and subsidiaries. Customer agrees to be responsible for the submission of its affiliates data to M&I for processing and for the transmission to Customer's affiliates of such data processed by and received from M&I. Customer agrees to pay any and all fees owed under this Agreement for Services hereunder.

    5. CONFIDENTIALITY. Both parties will, to the extent and in accordance with their policies used to protect their own information of similar importance, use their best efforts to refrain from and prevent the use of or disclosure of any confidential information of the other party, disclosed or obtained by such party while performing its obligations under this Agreement, except when such use or disclosure is for the purpose of providing the Services. Neither party will have an obligation of confidentiality with regard to any information insofar as the same: (a) was known to such party prior to disclosure; (b) is or becomes publicly available other than as a result of a breach of this Agreement; or (c) is disclosed to such party by a third party not subject to an obligation of confidentiality. Nor shall the obligation of confidentiality occur where disclosure is made pursuant to: (a) any law of the United States or any state thereof, (b) the order of any court or governmental agency; or (c) the rules and regulations of any governmental agency.

    6. PROGRAMMING. M&I reserves the right to determine the programming (whether hardware or software) utilized with the equipment used in fulfilling its duties under this Agreement. All programs (including ideas and know-how and concepts) developed by M&I are and remain its sole property.

    7. EQUIPMENT. Customer shall obtain and maintain at its own expense such data processing and communications equipment as may be necessary or appropriate to facilitate the proper use and receipt of the Services. Customer shall pay all installation, monthly, and other charges relating to the installation and use of communications lines in connection with the Services. M&I shall not be responsible for the reliability monitoring or continued availability of the communications lines used by Customer in accessing the Services.

    8. SUPPLIES. Customer shall pay for all supplies used in connection with the Services. All forms, supplies, or materials used in processing Customer's items and input data shall meet M&I's specifications.

    9. SYSTEMS MODIFICATION; AMENDMENT OF SERVICES. M&I may modify, amend, enhance, update, or provide the appropriate replacement for any of the Services, the software used to provide the Services, or any element of its systems at any time to: (a) improve the Services or (b) facilitate the continued economic provisions of the Service. M&I may, at any time, withdraw any of the Services upon providing one hundred twenty (120) days' prior written notice to Customer, provided, however, that there shall be no material reduction in the functionality of the Core Services (Deposit System, Loan System, CIS, and FC). M&I may also terminate any of the Services immediately upon any regulatory, legislative, or judicial determination that providing such Services is inconsistent with applicable law or regulation or upon imposition by any such authority of restrictions or conditions which would detract from the economic or other benefits to M&I or Customer to any element of the Services.

    10. DISASTER RECOVERY. M&I maintains, and shall continue to maintain throughout the term of this Agreement, off-site disaster recovery capabilities which permit M&I to recover from a disaster and continue providing Services to Customers within a commercially reasonable period. An executive summary of the current disaster recovery plan, which may change from time to time, is available upon request from M&I at no charge. M&I shall test the operation and effectiveness of its disaster recovery plan at least annually. M&I maintains, and shall continue to maintain throughout the term of this Agreement, a backup power supply system to guard against electrical outages.

    11. EVENTS OF DEFAULT. It shall be an Event of Default on the part of the Customer if (a) Customer is insolvent, or a receiver or conservator shall be appointed with respect to the Customer; or (b) Customer shall fail to pay any

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sum due M&I within the prescribed time; or (c) if the Customer shall fail to perform any of its other material covenants or obligations under this Agreement where the failure of Customer to perform has a material adverse impact on M&I and is material to the performance of Customer's obligation hereunder. It shall be an Event of Default on the part of M&I if (a) M&I is insolvent or a receiver or conservator shall be appointed with respect to M&I; or (b) M&I shall fail to perform any of its obligations under this Agreement where the failure of M&I to perform has a material adverse impact on Customer and is material to the provision of the Services, except for those obligations under Section 20 of this Agreement as to which the Agreement provides specific remedies for M&I's failure to perform. The defaulting party shall have forty-five (45) days from the date of receipt of notice from the nondefaulting party of nonpayment or nonperformance to cure such an Event of Default, before the nondefaulting party may exercise any remedies it may have as a result of the Event of Default.

    12. REMEDIES UPON DEFAULT: LIMITATION OF LIABILITIES. If an Event of Default occurs on the part of the Customer, and is not cured within the forty-five (45) day period prescribed in Section 11, M&I may (a) terminate this Agreement; (b) terminate access to its central processing unit by the Customer as hereinafter provided; and (c) declare all sums then due and owing plus a sum equal to forty percent (40%) of the total estimated remaining unpaid monthly processing fees immediately due and payable and file suit for or otherwise obtain payment from the Customer of any fees or other sums due it pursuant to this Agreement, plus any actual damages to its equipment or systems caused by the Customer's actions, failures to act, equipment, systems, or communication facilities. If an Event of Default occurs on the part of M&I, and is not cured within the forty-five (45) day period prescribed in Section 11, the Customer may only: (a) terminate this Agreement and (b) file suit or otherwise obtain payment of an aggregate amount of up to the greater of (1) one hundred thousand dollars ($ 100,000) or (2) the amount of fees paid by the Customer to M&I hereunder during the six (6) months immediately preceding the Event of Default. Either party may also seek specific performance, including injunctive relief, for a breach of Section 5 of this Agreement. M&I and the Customer agree that these damage provisions are reasonable in light of all present predictable circumstances (including expectable actual damages in that the fees to be charged by M&I hereunder do not include amounts sufficient to insure against greater claims). M&I and Customer expressly waive all claims for additional, incidental, consequential, compensatory, or punitive damages and agree that the remedies set forth in this Agreement shall be the sole and exclusive remedies of the parties. No lawsuit or other action may be brought by either party hereto or on any claim or controversy based upon or arising in any way out of this Agreement after one (1) year from the date of the occurrence allegedly giving rise to the action, except for nonpayment of sums due to M&I by Customer. M&I agrees that except in the case of an Event of Default relating to a breach by the Customer of its confidentiality obligations under Section 5 of this Agreement, M&I will not exercise its remedy to terminate Customer's access to the M&I central processing unit so long as: (a) Customer is current in the payment of all amounts due M&I as reflected on M&I's last invoice to Customer; and (b) only exercise such remedy after providing Customer with one hundred twenty (120) days' prior written notice.

    13. TERMINATION.

         a. End of Initial Term. This Agreement shall automatically be extended at the end of the initial ninety-seven (97) month term for one additional six
(6) month renewal term, unless the Customer gives M&I at least one hundred eighty (180) days' prior written notice of its intent to terminate, which notice may be given during the initial term of the Agreement.

         b. Termination Upon Default This Agreement may also terminate upon an Event of Default and failure to cure beyond applicable cure periods at the option of the nondefaulting party as set forth in Section 12 hereof.

         c. Termination by Customer. Customer may terminate this Agreement at any time, and without cause, by giving M&I at least one hundred eighty (180) days' prior written notice and paying M&I the then-applicable buyout amount set forth in Section 21a.

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         d. Termination for Change in Control of M&I. This Agreement may be
terminated at the option of the Customer by paying the buyout amount stated in
Section 21c herein in the event of a change in control of M&I during the term of this Agreement or any extension thereof; provided, however, (1) the Customer gives M&I ninety (90) days' prior written notice of such termination, (2) such termination occurs not less than one (1) year and not more than eighteen (18) months following the date of the change in control M&I, and (3) during the one
(1) year period following the date of the change in control of M&I, (a) the Customer is required to convert any one or more of the Core Services (M&I's Deposit, Loan, Customer Information, and Bank Control Systems) to a different system, and (b) there has been a material adverse change in the functionality of the Core Services following such conversion, compared with the standard described in Section 16a of this Agreement, and (c) M&I has failed to correct such deficiency following written notice thereof from the Customer and an opportunity to cure the same.

         For the purpose of this Section, change in control shall mean the acquisition by a person not now in control (within the meaning of this definition) of more than fifty percent (50%) of either the voting power or value of the outstanding capital of M&I or the right to elect at least fifty percent (50%) of the directors of M&I.

    14. REGULATORY ASSURANCES. M&I and Customer acknowledge and agree that the performance of these Services will be subject to regulation and examination by Customer's regulatory agencies to the same extent as if such Services were being performed by Customer. Upon request, M&I agrees to provide any appropriate assurances to such agency and agrees to subject itself to any required examination or regulation. Customer agrees to reimburse M&I for reasonable costs actually incurred due to any such examination or regulation that is performed solely for the purpose of examining data processing services used by Customer.

         a. NOTICE REQUIREMENTS. The Customer shall be responsible for complying with all regulatory notice provisions to any applicable governmental agency, which shall include providing timely and adequate notice to the Chief Examiner of the Federal Home Loan Bank Board, the Office of Thrift Supervision, the Office of the Comptroller of the Currency, The Federal Deposit Insurance Corporation, the Federal Reserve Board, or their successors, as applicable (collectively, the "Federal Agency"), as of the effective date of Services under this Agreement, identifying those records to which this Agreement shall apply and the location at which such Services are to be performed.

         b . EXAMINATION OF RECORDS. The parties agree that the records maintained and produced under this Agreement shall, at all times, be available for examination and audit by governmental agencies having jurisdiction over the Customer's business, including (without limitation) the Federal Agency. The Director of Examinations of the Federal Agency or his designated representative shall have the right to ask for and to receive directly from M&I any reports, summaries, or information contained in or derived from data in the possession of M&I related to the Customer. M&I shall notify Customer as soon as possible of any formal request by an authorized governmental agency to examine Customer's records maintained by M&I, if M&I is permitted to make such a disclosure to Customer under applicable law or regulations. Customer agrees that M&I is authorized to provide all such described records when formally required to do so by this authorized governmental agency.

         c. FIDELITY BONDS. M&I shall maintain fidelity bond coverage for M&I and its employees throughout the term of the Agreement.

         d. NOTICE OF CHANGES. Customer shall give to the Director of Examinations of the Federal Agency at least thirty (30) days' notice of the termination of this Agreement or of any material changes in the Services to be provided hereunder.

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         e. Insurance. Throughout the term of this Agreement, M&I shall maintain insurance coverage (or shall be self-insured) for losses from fire, disaster, and other causes contributing to interruption of the Services. The proceeds of such insurance shall be payable to M&I. Nothing in this Agreement shall be construed as to permit Customer to receive any of such proceeds, or to be named as an additional loss payee under any insurance policy.

         f. FINANCIAL INFORMATION. Upon request, Customer agrees to provide M&I with a copy of the call report filed with the Federal Agency and to provide such additional financial information as to its creditors or others as M&I may reasonably request.

    15. TRANSPORTATION AND/OR TRANSMISSION OF DATA. The responsibility and expense for transportation and/or transmission of and risk of loss of data and media to and from M&I's datacenters, shall be borne by Customer. M&I will notify Customer of the time by which Customer's data and media must be delivered to M&I for processing for M&I to provide Customer's processed data within the time period indicated by M&I.

    16. RESPONSIBILITY.

         a. GENERAL. M&I agrees to perform the Services in a commercially reasonable manner and in a manner which is similar to the services provided to other M&I customers, and no other or higher degree of care. M&I shall be held to no other or higher standard of care except as may be expressly set forth in this Agreement. M&I shall not be responsible for loss or damage due to delays in processing or in the delivery of processed data as a result of any of the causes excused by Section 19 hereof. M&I WILL IN NO EVENT BE LIABLE FOR ANY INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES INCURRED BY CUSTOMER INCLUDING, BUT NOT LIMITED TO, LOST PROFITS OR BUSINESS OPERATION LOSS, REGARDLESS OF WHETHER M&I WAS ADVISED OF THE POSSIBLE OCCURRENCE OF SUCH DAMAGES.

         b. RELIANCE ON DATA SUPPLIED. M&I will process items and data and perform those Services described in this Agreement on the basis of information furnished by Customer. M&I shall be entitled to rely upon any such data, information, or instructions as provided by Customer. If any error results from incorrect input supplied by Customer, Customer shall be responsible for discovering and reporting such error and supplying the data necessary to correct such error to M&I for processing at the earliest possible time. In the event of any damage to a third party as a result of such error, Customer will indemnify and hold M&I harmless from any cost, claim, damage, or liability (including attorneys' fees) whatsoever arising out of such data, information or instructions, or any inaccuracy or inadequacy therein. Customer assumes all risk of loss, delay, and miscommunication in the transportation or transmission by electronic means of data and information from any terminal or remote unit unless the same is caused by or attributable to any act or omission on M&I's part, which act or omission does not meet the standard of care in Section 16(a), or was caused by or attributable to any gross negligence or willful failure on M&I's part to comply with its obligations under THIS Agreement.

         c. DATA BACKUP. Customer shall maintain adequate records including microfilm images of items being transported to M&I for at least ten (10) business days' backup on magnetic tape or other electronic media where transactions are being transmitted to M&I, from which reconstruction of lost or damaged items or data can be made. Customer assumes an responsibility and liability for any loss or damage resulting from failure to maintain such records.

         d. AUDIT. M&I shall cause a third-party review of its data processing systems and Services to be conducted annually by its independent auditors. M&I shall provide Customer, upon request, at its then-current charge, one copy of the report resulting from such review.

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         e. REGULATORY COMPLIANCE. The Services will be provided in compliance with applicable federal laws and regulatory requirements. Customer is responsible for determining that the forms which are used which are provided by Customer or third-party vendors and the method of retaining its records comply with all applicable laws. Should Customer need information from the Services M&I provides in order to comply with applicable federal or state laws and regulations, Customer is sole remedy, ind M&I's sole obligation shall be for W to provide the ability to process the information requested from the Customer as promptly as is commercially practicable. M&I agrees that with respect to changes required as a result of changes in state or federal law, such changes shall be undertaken as a priority project based on the regulatory deadline imposed for compliance.

         f. BALANCING AND CONTROLS. On a daily basis, Customer shall review all input and output, controls, reports, and documentation, to ensure the integrity of data processed by M&I. In addition, Customer shall, on a daily basis, check exception reports to verify that all file maintenance entries and nondollar transactions were correctly entered. Customer is responsible for initiating timely remedial action to correct any improperly processed data which these reviews would disclose.

         g. SERVICE DEFICIENCIES. If Customer is aware that a defect exists in a Service, Customer shall be responsible for making whatever appropriate adjustments may thereafter be necessary until M&I corrects the defect and, if requested by Customer, M&I will, at M&I's expense, assist Customer in making such corrections through the most cost-effective means, whether manual, by system reruns, or program modifications. M&I will make every effort to correct any known material defect as soon as commercially reasonable at M&I's expense.

    17. OWNERSHIP OF DATA. Customer is the owner of all of its data supplied by Customer to M&I for processing hereunder. Customer acknowledges that it has no rights in any of the software, systems documentation, guidelines, procedures, and similar related materials or any modifications thereof except with respect to M&Is use of the same during the term of this Agreement to process data. Upon termination of this Agreement, M&I shall provide Customer with all copies of Customer's data in a format that is being used by M&I at that time for processing such data. Prior to the release of the Customer's data: (a) all amounts owed under this Agreement by Customer to M&I shall be current and paid in full, and (b) Customer shall pay M&I its "Estimated Deconversion Expenses" as described below. Customer agrees to pay M&I for M&I's work in providing such data at M&I's rates then in effect for computer and personnel time, supplies, and other items as required, and Customer further agrees to pay M&I for any and all charges associated with the deconversion of Customer's data based on M&I's then-current charges for such Services. M&I shall make a good faith estimate of all of such costs, expenses, and charges which shall be paid by Customer in advance (the "Estimated Deconversion Expenses"). The difference, if any, between the actual expenses and the prepaid Estimated Deconversion Expenses shall be promptly paid after determination.

    18. WARRANTIES M&I REPRESENTS AND WARRANTS that:

         a. Capability of Computer Systems and Software. M&I's computer systems (hardware and software) are capable of performing the Services in accordance with the provisions of this Agreement. The software used to provide the Services will operate substantially in accordance with the specifications and documentation for the software as modified from time to time to incorporate enhancements or modifications of the software to provide the Services.

         b. Quality of Service. The reports and Services made available to Customer shall be in substantial conformity with the User Manuals, as amended from time to time, copies of which have been, or will be, provided to Customer.

         c. Property Rights. M&I has the right to provide the Services hereunder, using all computer software required for that purpose.

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         d . Organization and Approvals. M&I is a validly organized corporate entity with valid authority to enter into this Agreement. This Agreement has been duly authorized by all necessary corporate action.

         e. Disclaimer of Warranties EXCEPT AS DESCRIBED IN THIS AGREEMENT, M&I DISCLAIMS ALL OTHER WARRANTIES, WHETHER WRITTEN, ORAL, EXPRESSED OR IMPLIED INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

    19. FORCE MAJEURE. M&I and Customer shall not be liable to each other if either party's fulfillment or performance of any terms or provisions of this Agreement is delayed or prevented by revolution or other civil disorders, wars, acts of enemies, strikes or labor disputes involving third par-ties, fires, floods, acts of God, federal, state, or municipal action, statute, ordinance or regulation, or, without limiting the foregoing, any other causes not within its reasonable control, and which by the exercise of reasonable diligence it is unable to prevent, whether of the class of causes hereinbefore enumerated or not. Nothing contained herein shall limit Customer's obligation to pay for Services actually received.

    20. DATA SERVICES RELIABILITY AND RESPONSIVENESS Subject to the nonoccurrence of a force majeure and the performance of Customer's obligations described in this Agreement, M&I agrees that the services will be provided in accordance with the following standard. M&I will initiate batch processing transmission to Customer or make the processed items and reports available for delivery within six (6) hours after receiving all input data from Customer, and with such performance being achieved a minimum of ninety percent (90%) of the time measured over a calendar month. M&I will ensure that its on-line network is available for the processing of Customer's on-line transactions at a minimum of ninety-five percent (95%) of the time measured over a calendar month at the point of departure from M&I's communications controller. Upon receipt of data transmitted by Customer at M&rs communications controller, M&I will process the transaction within 2.5 seconds for teller transactions and within 4.0 seconds for CRT transactions at a minimum ninety-seven percent (97%) of the time measured over a calendar month. Customer will notify M&I in writing if this level of performance is not achieved, and M&I shall have ninety (90) days to meet this performance standard. If after ninety (90) days the performance standard still has not been met, the Customer's sole remedy shall be to either
(a) terminate the Agreement without payment of any contract buyout upon giving M&I written notice within thirty (30) days after the expiration of the ninety
(90) day cure period, or (b) accept such deficient levels which M&I does achieve. M&I assumes no other liability, express or implied, with respect to its obligations set forth in this paragraph. Notwithstanding the foregoing to the extent M&I's performance falls below the performance standard set for the above and the resulting performance constitutes a violation of the provision of
Section 16a, Customer retains its rights thereunder to terminate this Agreement for a default.

    21. CONTRACT BUYOUT

         a. Customer may terminate this Agreement at any time by giving M&I at least one hundred eighty (180) days' prior written notice and paying M&I forty percent (40%) of the total estimated remaining unpaid monthly processing fees. For the purpose of this computation, total estimated remaining unpaid monthly processing fees shall be equal to the mean average of the total monthly fees paid in the three (3) months preceding the termination notice, multiplied by the number of months remaining in the Agreement.

         b. The contract buyout amount set forth above shall be paid prior to the deconversion of any affected accounts. The contract buyout amount shall be paid by Customer regardless of the form by which the termination occurs.

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         c. Customer may terminate this Agreement in accordance with the provisions of Section 13d by paying M&I thirty percent (30%) of the total estimated remaining unpaid monthly processing fees. For the purpose of this computation, total estimated remaining unpaid monthly processing fees shall be equal to the mean average of the total monthly fees paid in the three (3) months preceding the termination notice, multiplied by the number of months remaining in the Agreement.

    22. IRS FILING. Customer has complied with all laws, regulations, procedures, and requirements in attempting to secure correct tax identification numbers (TINs) for Customer's payees and agrees to attest to this compliance by an affidavit provided annually. Customer authorizes M&I to act as Customer's agent and sign on Customer's behalf the Affidavit required by the Internal Revenue Service on Form 4804, or any successor form.

         Customer acknowledges that M&I's execution of the Form 4804 Affidavit on Customer's behalf does not relieve Customer of responsibility to provide accurate TINs or liability for any penalties which may be assessed for failure to comply with TIN requirements. Customer agrees to hold M&I harmless from any liabilities, claims, expenses, penalties, or damages (including attorneys' fees) which may be assessed or incurred as a result of the failure to comply with TIN requirements.

    23. EXPENSE REIMBURSEMENTS. Customer agrees to reimburse M&I for all out-of-pocket expenses (travel, lodging, meals, long distance telephone calls, and printing and copying charges) reasonably incurred in connection with the conversion of Customer's accounts to the M&I system. The reimbursement of such expenses is in addition to conversion charges which may arise after the conversion, or with respect to accounts which are not currently customer accounts which are to be converted to the M&I system. M&I shall estimate such expenses in advance, and Customer shall pay such expenses upon execution of this Agreement. M&I shall provide Customer with a summary invoice of actual expenses, and any adjustments shall be paid upon delivery of the invoice.

    24. FINDER'S FEES. M&I will provide Customer with a credit which may be used to offset data processing fees for Services (excluding Miscellaneous Fees) in an amount equal to one (1) month's processing fees for Customer's correspondent or affiliated institutions whose data was not being processed by M&I, but will be processed by M&I utilizing remote input processing sites owned by Customer; provided, however, that the credit shall not exceed fifty thousand dollars ($50,000) for any individual bank, or more than one hundred thousand dollars ($ 100,000) for any group of banks or bank holding company.

         If Customer introduces a lead to M&I, which M&I was not previously working, and Customer assists M&I by introducing the prospect to M&I, followed by Customer assistance and involvement in the selling process (not limited to Customer site visits, referrals, presentations, etc.) for the purpose of selling M&I Services, and the financial institution signs a processing agreement with M&I, M&I will credit Customer an amount equal to one (1) month's processing fees of the new customer, which may be used to offset data processing fees for Services (excluding Miscellaneous Fees) provided M&I agrees in advance to pay such compensation to Customer. The Finder's Fee, as described above, shall be based upon and payable after the first month's use of the ordinary Services following the completion of all conversions of the new financial institution as proposed. The credit shall not exceed fifty thousand dollars ($50,000) for any individual bank, or more than one hundred thousand dollars ($100,000) for any group of banks or bank holding company.

    25. PRODUCT SUPPORT. Customer agrees to maintain a staff of individuals who are trained and understand the system used to provide the Services required for M&I to provide the ongoing Services. The individual's will have primary responsibility for assisting and guiding the Customer's user community in the proper use of the systems, and providing first line of support to the users after conversion. The primary contact with M&Is technical, operational, and product support staff will be through these individuals.

    26. CONVERSION OBLIGATIONS. Both parties agree to make a good faith effort to convert Customer's data in a timely fashion and to perform the conversion in accordance with the responsibilities set forth in the M&I Conversion Manual, the Conversion Schedule, and this Agreement. Customer agrees to maintain an adequate staff of persons who are knowledgeable with the systems currently used by Customer to process data. Customer further agrees to provide such Services and perform such obligations as are contemplated by the M&I Conversion Manual and the Conversion Schedule, and as necessary for Customer to timely and adequately perform its obligations herein and therein. Customer shall pay or reimburse M&I for all out-of-pocket expenses and on a time- and- materials basis for any of its personnel, or any independent contractors, who perform conversion or related services (including items identified as Customer Responsibilities in the Conversion Manual) for Customer. Customer further agrees to cooperate fully with all reasonable requests of M&I necessary to effect the conversion in a timely and efficient manner. Customer agrees to reimburse M&I for all conversion charges whether for the initial conversion, or for the subsequent conversion of additional accounts as they are incurred or for the conversion of products not identified in the Proposal.

    27. USE OF THE SERVICES. (a) Customer assumes responsibility for the consequences of any instructions Customer may give M&L for Customer's failure to properly access the Services in the manner prescribed by M&I, and for Customer's failure to supply accurate input information; (b) Customer agrees that it will use the Services in accordance with such reasonable policies as may be established by M&I from time to time as set forth in any materials furnished by M&I to Customer; (c) Customer agrees that, except as otherwise permitted by M&I, Customer will use the Services only for its own internal business purposes and will not sell or otherwise provide, directly or indirectly, any of the Services or any portion thereof to any third party; and
(d) Customer agrees and represents that (1) this Agreement has been approved by its board of directors, or that the officer executing this Agreement is authorized to execute this Agreement by the Customer, (2) the performance of this Agreement by the Customer will not affect the safety or soundness of the Customer or any of its affiliates, and (3) this Agreement, and the obligations evidenced hereby, will be properly reflected on the books and records of the Customer, and the Customer will provide evidence of the same to M&I upon request.

    28. MISCELLANEOUS

         a. Amendment. This Agreement, including the Schedules hereto, may be amended only by an instrument in writing executed by the parties or their permitted assignees.

         b. Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party, which such consent shall not be unreasonably withheld, provided that M&I may freely assign this Agreement to any company that is directly or indirectly (1) in control of M&I,
(2) under the control of M&I, or (3) under common control with M&I.

         c. Section Headings. Section headings are for reference purposes only and shall not affect the interpretation or meaning of this Agreement.

         d. Notices. All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to an officer of a party or when deposited in the United States mail, certified or registered mail, postage prepaid, return receipt requested, and addressed as set forth on the signature page, unless and until any of such parties notifies the others.

         e. No Waiver of Performance, Failure by either party at any time to require performance by the other party to claim a breach of any provision of this Agreement will not be construed as a waiver of any right accruing under this Agreement, nor affect any subsequent breach, nor affect the effectiveness of this Agreement or any part hereof, nor prejudice either party as regards any subsequent action.

         f. Entire Agreement: Conflicting Provisions. This Agreement, together with the Schedules hereto, constitutes the entire agreement between the Customer and M&I with respect to the subject matter hereof. There are no restrictions, promises, warranties, covenants, or undertakings other than those expressly set forth herein and therein. This Agreement supersedes all prior negotiations, agreements, and undertakings between the parties with respect to such subject matter. In the event of any conflict between the terms of the main body of this Agreement and any of the Schedules hereto, the terms of the main body of this Agreement shall govern.

         g. Execution in Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same Agreement.

         h. Enforceability. The invalidity or enforceability of any provision hereof shall not affect or impair any other provisions.

         i. Scope of Agreement. If the scope of any of the provisions of the Agreement is too broad in any respect whatsoever to permit enforcement to its full extent, then such provisions shall be enforced to the maximum extent permitted by law and the parties hereto consent and agree that such scope may be judicially modified accordingly and that the whole of such provisions of this Agreement shall, not thereby fail, but that the scope of such provisions shall be curtailed only to the extent necessary to conform to law.

         j. Trust Services Option. Until July 1, 1993, Customer has the option to contract for the Trust Services described in Exhibit A and based upon the price schedule contained in Exhibit CHI, provided conversion to M&I Trust Services occurs no later than. February 2, 1994.



        (The remainder of this page has been intentionally left blank.)

desired response time. The cost of "M&I's network management" is covered by M&I's modem 'monitoring fee schedule attached hereto as Schedule 1, as modified from time to time. All data communication lines, modems, and related equipment are the responsibility of the Customer.

         D. Future expansion and/or changes in the data communication network resulting in increased communication costs will necessitate an appropriate increase.

         E. Data communication costs are subject to periodic tariff adjustments as dictated by various ongoing changes in communication facilities and local and national communication providers.

         F. M&I will order and install the following, as necessary (subject to Customer's approval). Cost to be responsibility of Customer.

            1. Backbone Memotec diagnostic modems.

            2. Data compression devices.

            3. Tail-circuit Memotec diagnostic modems.

            4. Splitters.

            5. Maintenance (modems, splitters, compression, etc.). 6. All installation costs, lines, and equipment.

         Estimated initial costs for equipment and data lines is attached hereto as Schedule 1 to Exhibit C. Final due diligence and data line configuration may alter the attached cost estimates.

    III. TRUST SERVICES OPTIONS.

         Customer shall pay for the Trust Services according to the following schedule, but in no event less than twenty thousand dollars ($20,000) per year.

               Trust System Training

               $15,000 (At M&I, travel and installation costs during conversion to be invoiced at actual cost.)

               Trust Accounts as Defined in Exhibit A

               Annual Fee = $95 per account per year

               Miscellaneous Low-activity Accounts (Funeral Trusts, Land Trusts, etc., no more than 10 percent of low-activity accounts can receive quarterly statements.)

               Annual Fee = $24 per account per year

         A. The number of open accounts processed will be determined at year end, and the appropriate cost will be used for the subsequent year. Any growth due to merger, acquisition, or transfer from a similar system will result in an immediate recount with the appropriate higher costs being passed to Customer on the next billing cycle. Ile annual fee will be billed in equal monthly installments.

         B. M&I Data Services, Inc., reserves the right to charge separately for new services added to the trust product after their conversion date. After conversion, if Customer elects to use these features, they would be charged based on the current standard price schedule for those services.

         C. Any future outside (e.g., pricing services, communication charges, not controlled by M&I) vendor costs which are passed through to M&I will be passed to Customer and result in an offsetting price increase.

         D. M&I Data Services, Inc., offers services not included in the annual fee to Customer. Not included are: Performance Measurement, Extended History (24 months), Extended Investment Review, Client Terminal Access, Custom Programming, Additional On-site Training (after conversion), Documentation (other than two original copies), M&I Workshops, ACH Processing Charges, Day Vest, Deconversion Charges, Hardware/Software Consulting, Call Bond Pass-through Charges, Corporate Action Pass-through Charges, Communication Costs, Courier Costs, and Forms Costs. Exhibit B-2 included for reference.

         E. Additional considerations of the M&I proposal:

         TrustDesk TM Software three (3) copies are included at no additional charge (standard monthly software maintenance of thirty-five dollars ($35) per copy per month does apply).

                                  EXHIBIT B-2
                                  TRUST SYSTEM
                              1992 PRICE SCHEDULE

M&I reserves the right to charge separately for new services added to their Trust Services after the Customer's conversion date of October 1, 1993. A Customer's total charges consist of a base fee, usage charges, miscellaneous charges, and vendor pass-through charges which are more fully described below.

  A.     Base Charge

         1.     Principal Holding Company Bank          $765/month

         2.     Affiliate Bank(s)                       $200/month

  B.     Usage Charges

         1. Account-related charges based on the number of accounts using the feature listed:

            a. Performance Measurement

                 1-30 accounts                      $130/month

                 31-60 accounts                     $250/month

                 61+ accounts                       $375/month

            b. Record Storage (all customer data stored on M&I's computers).

               1. Standard                          $.245/account/month

               2. Extended History to 24 months     $.06/account/month

               3. Extended Investment Review
                  beyond 3 months                   $.005/account/month for each
                                                    month retained

            c. 5500 Reporting                       $.28/account/month

          2. Volume-related charges based on the amount of activity produced by the customer.

            a. Report Generation (any standard system report, identified in M&I
               User Documentation Trust Report manuals, produced by the customer for reporting, on-line viewing, or microfiche).

                                                    $2.45/1,000 lines generated

            b. On-line Use (any access of an on-line screen for inquiry or update of information).

                                                    $.020/access

            c. On-line Statements (creation of an asset/transaction statement or investment review for immediate printing at the customer site).

                                                    $.90/statement


            d. Microfiche (produced by M&I for the customer).

                                                    $130/original $.25/copy

            e. E-mail (any letter created by a user and sent to another user).

                                                    $.15/letter created

               (Any letter received and stored for later reference by a user.)

                                                    $.15/letter per day stored

            f. Automated Trades (any trade processed by the customer
               "Institutional Delivery" system).
                                                    $.23 per trade

            g. Custody Processing*

               1. Direct DTC participants only

                  a. Eligible trade processing      $.06 per a-ado

                  b. PDQ settlement and DOs         $.06 per trade

                  C. Confirm/Affirm processing -    $.06 per a-ado

               2. Piggyback participants only

                  a. Confirm processing             $.06 per trade

            h. Report Writer (is based on both the total number of accounts processed by the Trust Department and the type of "report view" selected). The charges shown are for each report produced.


                                                                     HISTORY,
                                NAME/     ACTIVITY                   ACCOUNT        SECURITY
                               ADDRESS      FEE                     HOLDINGS OR     HOLDERS
                     BROKER      OF         OR         SECURITY      SECURITY        NAME/
    NUMBER            INFO     ACCOUNT     MEMO          INFO        HOLDERS        ADDRESS
  OF ACCOUNTS         VIEW      VIEW       VIEW          VIEW         VIEW           VIEW
  -----------         ----      ----       ----          ----         ----          ---------
 0 to 1,000           $  1      $  2       $  2          $  3         $  5           $ 20
 1.001 to 2,000       $  2      $  3       $  4          $  6         $ 10           $ 40
 2,001 to 5.000       $  3      $  4       $  6          $ 10         $ 15           $ 60
 5.001 to 10.000      $  4      $  5       $  8          $ 15         $ 20           $ 80
 10.001 to 50.000     $  5      $  6       $ 10          $ 20         $ 25           $100

            i. Tape handling (any tape created for the customer by M&I or processed from an outside source for the customer, e.g., mutual funds, IRS tapes, custody reconcilement, fiduciary tax services, payroll tapes).

                                                    $37.50 per tape

            j. Client terminal access (allows outside trust customers to have limited direct access to their information on the M&I Trust System).

                                                    Setup charge $90 each
                                                    Monthly access
                                                    $65/terminal/month

            k. Estimated tax payment tape filing with the IRS.

                                                    $450.00/quarter

  C      Miscellaneous Charges

         These apply only if requested and used by the Customer.

               1. Programming (for any custom programming to the M&I Trust
                  System).

                                                    Based on quote

               2. Training (for any on-sift training/support. requested by the
                  Customer).

                                                    $60 per hour plus travel
                                                    and living expenses.

               3. Documentation (M&I Trust Services user manuals).

                                                    $60 each volume $300 per
                                                    set

               4. M&I workshops (classes offered at M&I's location).

                                                    $60 per attendee/per class

               5. ACH $.055 per transaction

                                                    $25 per run

               6. Loan System Interface (an automated daily bridge to the M&I
                  Loan System).

                                                    $150/per month " plus $.717
                                                    per loan per month

               7. DayVest (daily on-line valuation of Common Trust funds).

                                                    $135/per month

               8. Deconversion Charges for tapes provided in M&I format.

                                                    $ 1,000 per tape

               9. Hardware/Software Consulting Services. Ile Customer is
                  responsible for obtaining, installing, and maintaining their own equipment necessary to use the M&I Trust Service. This includes but is not limited to controllers, terminals, printers, PCs, and any software necessary to support said equipment. Any time spent by M&I personnel in supporting the customers hardware requirements will be billed at M&I then-current programming rates plus expenses if any.

  D.     Vendor Pass-Through Charges

         M&I currently uses several outside vendors to provide their trust services. Any future outside vendor costs for now or existing services passed through to M&I will be passed through to the customer.

               1. Called Bond Notification

                                                    $.15/account/month $350
                                                    maximum per month (charged
                                                    quarterly)

               2. Corporate Action Notification

                                                    $1.90/account per year
                                                    $6,600 maximum per year
                                                    (charged annually)

               3. Communication Costs Une Charge Based on type of services
                  Modem Charge requested and the cost to Installation Charge M&I for providing trust TYMNET Charges if applicable services. COMDISCO Network Charge

               4. Courier costs (for any delivery of printed materials or tapes from M&I to the customer).

                                                    At cost

               5. Forms costs (for any forms provided by M&I for the customer).

                                                    Vendor forms cost + 15
                                                    percent

IN WITNESS THERE0F, the parties have caused this Agreement to be executed in their names as of the date first above written.

                        M&I DATA SERVICES, INC. ("M&I") 770 North Water Street Milwaukee, WI 53202
                        By: /s/ Joseph L Delgadillo
                        Name:  Joseph L Delgadillo
                        Title: Senior Vice President

                        M&I DATA SERVICES, INC. ("M&I") 770 North Water Street Milwaukee, WI 53202
                        By: /s/ Michael V. Ruane
                        Name:  Michael V. Ruane
                        Title: Vice President

                        TEAMBANC, INC. ("Customer")
                        1 South Pearl
                        Paola, KS 66071
                        By: /s/ Michael L. Gibson
                        Name:  Michael L. Gibson
                        Title: President

                        MIAMI COUNTY NATIONAL BANK ("Customer")
                        1 South Pearl
                        Paola, KS 66071
                        By: /s/ Robert J. Weatherbie
                        Name:  Robert J. Weatherbie
                        Title: President

                        IOLA BANK AND TRUST COMPANY ("Customer")
                        119 East Madison
                        Iola, KS 166749
                        By: /s/ James S. Gilpin
                        Name:  James S. Gilpin
                        Title: President

                            AUTHORIZATION AGREEMENT

The undersigned ("Customer") hereby authorizes M&I Data Services, Inc., ("M&I") to initiate debit entries and to initiate, if necessary, credit entries and adjustments for any excess debit entries or debit entries made in error, to customer's account indicated below and the depository named below, to debit and/or credit the same such account.

This authority is to remain in full force and effect for the period coinciding with the term (and any renewals thereof) of the Data Processing Services Agreement made the 22nd day of December 1992. and any addenda thereto (the "Agreement"), pursuant to the terms and conditions specified in the Agreement dated December 22, 1992.

DEPOSITORY NAME:

ADDRESS:

CITY/STATE/ZIP:

TELEPHONE NUMBER:

ROUTING TRANSIT NUMBER:

ACCOUNT NUMBER:

                                       M&I DATA SERVICES, INC. ("M&III)
                                       770 North Water Street
                                       Milwaukee, W1 53202
                                       By: /s/ Joseph L. Delgadillo
                                       Name:  Joseph L. Delgadillo
                                       Title: Senior Vice President

                                       M&I DATA SERVICES., INC. ("M&I")
                                       770 North Water St
                                       Milwaukee, WI 53202
                                       By: /s/ Michael V. Ruane
                                       Name:  Michael V. Ruane
                                       Title: Vice President

                                       TEAMBANC, INC. ("Customer")
                                       1 South Pearl
                                       Paola, KS 66071
                                       By: /s/ Michael L. Gibson
                                       Name:  Michael L. Gibson
                                       Title: President

                          ATTORNEY-IN-FACT APPOINTMENT

Customer hereby appoints M&I Data Services, Inc. ("M&I") as customer's attorney-in-fact and empowers M&I to authorize the Internal Revenue Service
(IRS) to release informational documents supplied to the IRS by M&I to states which participate in the "Combined Federal/State Program." Customer agrees to hold M&I harmless from any liabilities, claims, expenses, penalties, or damages (including attorneys' fees) which may be assessed or incurred as a result of the release of information.

                                       TEAMMANC, INC. ("Customer")

                                       By:  /s/ Michael L. Gibson

                          ATTORNEY-IN-FACT APPOINTMENT

Customer hereby appoints M&I Data Services, Inc. ("M&I") as customer's attorney-in-fact and empowers M&I to authorize the Internal Revenue Service
(IRS) to release informational documents supplied to the IRS by M&I to states which participate in the "Combined Federal/State Program." Customer agrees to hold M&I harmless from any liabilities, claims, expenses, penalties, or damages (including attorneys' fees) which may be assessed or incurred as a result of the release of information.

                                       MIAMI COUNTY NATIONAL BANK ("Customer")

                                       By: /s/ Robert J. Weatherbie

                          ATTORNEY-IN-FACT APPOINTMENT

Customer hereby appoints M&I Data Services, Inc. ("M&I") as customer's attorney-in-fact and empowers M&I to authorize the Internal Revenue Service
(IRS) to release informational documents supplied to the IRS by M&I to states which participate in the "Combined Federal/State Program." Customer agrees to hold M&I harmless from any liabilities, claims, expenses, penalties, or damages (including attorneys' fees) which may be assessed or incurred as a result of the release of information.

                                       IOLA BANK AND TRUST COMPANY
                                       ("Customer")


                                       By: /s/ James S. Gilpin

                                   AFFIDAVIT

  STATE OF     Kansas              )
                                   )
  COUNTY OF    Miami               )  SS.


    I, Michael L. Gibson being first duly sworn, on oath, depose Customer's Representative and say:

    1. I am an employee of TeamBanc, Inc. I have personal knowledge of my employees practices with regard to procuring and reporting tax identification numbers (TINs) and authority to execute this Affidavit on my employer's behalf.

    2. TeamBanc, Inc., has complied with all laws, regulations, procedures, and requirements in attempting to secure correct TINs for its payees. This compliance has been pursued with due diligence, and any failure to secure correct TINs is due to reasonable cause.

                                       /s/ Michael L. Gibson
                                       Customer's Representative

    Subscribed and sworn to before me this day 22nd of December 1992.



/s/ Clarene B. Prothe
Clarene B. Prothe
Notary Public

My Commission expires: 11/25/93

                                   AFFIDAVIT

  STATE OF     Kansas              )
                                   )
  COUNTY OF    Miami               )  SS.


    I, Michael L. Gibson being first duly sworn, on oath, depose Customer's Representative and say:

    1. I am an employee of Miami County National Bank. I have personal knowledge of my employees practices with regard to procuring and reporting tax identification numbers (TINs) and authority to execute this Affidavit on my employer's behalf.

    2. Miami County National Bank has complied with all laws, regulations, procedures, and requirements in attempting to secure correct TINs for its payees. This compliance has been pursued with due diligence, and any failure to secure correct TINs is due to reasonable cause.

                                       /s/ Robert J. Weatherbie
                                       Customer's Representative

    Subscribed and sworn to before me this day 22nd of December 1992.



/s/ Clarene B. Prothe
Clarene B. Prothe
Notary Public

My Commission expires: 11/25/93

                                   AFFIDAVIT

  STATE OF      Kansas        )
                              )
  COUNTY OF     Allen         )      SS.

    I, James S. Gilpin being first duly sworn, on oath, depose Customer's Representative and say:

    1. I am an employee of Iola Bank and Trust Company. I have personal knowledge of my employees practices with regard to procuring and reporting tax identification numbers (TINs) and authority to execute this Affidavit on my employer's behalf.

    2. Iola Bank and Trust Company has complied with all laws, regulations, procedures, and requirements in attempting to secure correct TINs for its payees. This compliance has been pursued with due diligence, and any failure to secure correct TINs is due to reasonable cause.

                                       /s/ James S. Gilpin
                                       Customer's Representative

    Subscribed and sworn to before me this day 22nd of December 1992.


/s/ Anita R. Lassman
Anita R. Lassman
Notary Public

My Commission expires: 3/27/93

                                    SCHEDULE

                            M&I ON-LINE AVAILABILITY

The following is a list of standard hours of availability by each on-line service. All times are CST/CDT.


 (Cardholder (CRT Maintenance)
  Monday - Thursday                                7:00 a.m. - 6:45 p.m.
  Friday                                           7:00 a.m. - 9:30 p.m.
  Saturday                                         7:00 a.m. - 4:30 p.m.
  CIS & Deposit System
  (Maintenance and Dollar Transactions)
  Monday - Thursday                                7:00 a.m. - 6:45 p.m.*
  Friday                                           7:00 a.m. - 9:30 p.m.*
  Saturday                                         7:00 a.m. - 4:30 p.m.
  Data Entry
  (Account Reconciliation System)
  Monday - Friday                                  7:00 a.m. - 10:00 p.m.
  Data Entry
  (Financial Control)
  Monday - Thursday                                7:00 a.m. - 11:00 p.m.
  Friday                                           7:00 a.m. - 12:00 Midnight
  Saturday                                         7:00 a.m. - 4:30 p.m.
  Decision Management System
  Monday-Thursday                                  7:00 a.m. - 6:45 p.m.
  Friday                                           7:00 a.m. - 9:30 p.m.
  Saturday                                         7:00 a.m. - 4:30 p.m.
  Data Entry
  Monday-Friday                                    7:00 a.m. - 5:00 p.m.
  Financial Control On-line
  Monday-Friday                                    7:00 a.m. - 8:00 p.m.
  Saturday                                         7:00 a.m. - 4:30 p.m.
  Loan System
  (CRT Maintenance)
  Monday-Thursday                                  7:00 a.m. - 6:15 p.m.
  Friday                                           7 00 a.m. - 8:30 p.m.
  Saturday                                         7:00 a.m. - 4:30 p.m.


 o Management Information Service
   Monday-Thursday                                 7:00 a.m. - 6:45 p.m.
   Friday                                          7:00 a.m. - 9:30 p.m.
   Saturday                                        7:00 a.m. - 4:30 p.m.
      (Except Money Market Info.)
 o Teller Terminals
   Monday-Thursday                                 7:00 a.m. - 7:00 p.m.
   Friday                                          7:00 a.m. - 9:30 p.m.
   Saturday                                        7:00 a.m. - 4:30 p.m.


    *CIS access to loan data is based on Loan System hours of availability. West Coast availability for CIS, Loans, and Deposits for Monday-Friday is 8:00 a.m.-10:00 p.m., CST/CDT.

                                   EXHIBIT A
                                 TEAMBANC, INC.
                           MIAMI COUNTY NATIONAL BANK
                          IOLA BANK AND TRUST COMPANY

              Products and Services Included in Fixed Monthly Fee

  Deposit Services
         Base Fee
         Demand Accounts
         Money Market Accounts
         NOW Accounts
         Savings Accounts
         Time Deposit Accounts
         Transaction Processing
         ACH Origination and Receiving
         Employee Security Processing
         Exception Processing
         Kiting Suspect Detection
         Retirement Account Reporting
         Overdraft Checking (PRA)/Line of Credit
         Retention of Transactions
         - Regular Demand Current Cycle Plus One
         - Savings Current Cycle Plus One
         - CDs Annually
         Closed Account Up to 30 Days
         Sweep Account Processing

  LOAN SYSTEM
         Base Fee
         Account Processing
         Commercial Loans/Note
         Installment Loans/Note
         Mortgage Loans/Note
         Purchased Loans
         Revolving Credit
         Commitments
         Escrows
         Fee Processing
         Participations
         Reserves (Dealer, Insurance)
         ACH Originating
         Charge-offs
         Collateral Processing
         On-line Collections
         Coupons
         Escrow Analysis
         Investor Reporting
         Loan Origination and Tracking

  TICKLER SYSTEM

  SAFE DEPOSITS
         Base Fee
         Boxes

  Platform and Teller Services
         M&I PCTeller (20 copies)
         Salespartner (26 copies) (Monthly maintenance fee of $35 per copy for 26 copies is included in initial Fixed Fee. Additional copies will increase monthly Fixed Fee.)
         On-line Teller
         On-line Dollar
         Sunday On-line Availability
         Large Currency Transaction Reporting
                  Tellerlink

  Financial Control System
         Basic Features
         Interface to Core Systems
         On-line Inquiry and Maintenance
         Standard Descriptions (MICR Capture)
         Historical Data Storage

  Customer Information System
         Basic Features Additional CIS Services Marketing Analysis Combined Statements Deposit Plus CSF Statements Base Fee

  AUTOMATED FUNDS TRANSFER

  INTEGRATED FUNDS MANAGEMENT SYSTEM

  PROFITABILITY AND MANAGEMENT SUPPORT
          Account Analysis

  ACH RECEIVING AND ORIGINATION

  IRS REPORTING
         All Inclusive Reports
         Year-end Notices 1099 (printed in Milwaukee and per current fee schedule in effect)

  EFT SERVICES
         Basic Features
         Network Administration Fee
         Ongoing Monthly Support for three (3) ATMs (additional ATMs per current fee schedule)
         Cardbase Management
         Base Fee
         Cardholders
         Transaction Authorization (On-us ATM Transactions)
         Switching of Foreign Transactions Per Current Fee Schedule in Effect Ongoing issuing costs of cards, PINs, postage, stuffing, and mailing will remain a customer cost. Interegional switching and settlement charges will continue to be a customer-borne cost.

  MCIF (Marketing Central Information File
         Base fee for up to 30,000 MCIF accounts is included

INFO CENTER
         Base Fee
         Application Extracts
         Deposit Systems
         Financial Control - Daily
         Loan System
         CIS Customer Files
         Usage Fee*
         RAMIS/CIS Marketing Analysis System
         Call Reporter Download (1)
         ALM Download (1)
         Data Transfer Facility (DTF) (1)
         RAMIS Download Facility (1)
         RAMIS Standard/Canned Reports


(1) (All downloads and transfers are per M&I standards and to various M&I certified third-party software products and vendors.
         Training/educational fee(s) and/or class fees are not included.)

  OUTPUT

         Daily Microfiche (Original plus one copy.) Statements (Transmission of the statements file to customer's site.) Daily/Monthly Reports Transmitted and Printed at Customer Site (All reports, notices, checks, etc., printed at an M&I site are per the current fee schedule in effect at the time of use.)

  ORV ON-LINE REPORT VIEWING*

  E-MAIL/(OCCID
         M&I Office Communication H (Electronic Mail)

  EXECUVISION TM
         Monthly maintenance of $90 for one copy is included in the initial Fixed Fee.

    *On-line Report Viewing (ORV), and RAMIS Report Writer, total usage will be included in the fixed fee for the first year. During this period, the average monthly usage will be established. Ibis amount will then be included in the ongoing fixed monthly fee. Usage above this first year average will adjust the monthly fixed fee. Additional banks that are acquired will also have an unlimited use of ORV and RAMIS for one year to establish their respective usage to be included in the fixed fee.

The services described herein refer only to the processing and reporting services for Estates, Trust Under Will, Court Accounts, Trusts Under Agreement, Insurance Trusts, Agencies, Custodian/ Safekeeping, Corporate Trusts, Pension/Profit Sharing accounts and Internal accounts including Common Trust Funds (CTF) and Collective Investment Funds (CIF). In the event Customer does contract for Trust Services option:

I M&I shall provide complete processing services for the Customer as more fully described in the Trust System Documentation manuals.

         a. User Manual Volume 1
         b. User Manual Volume 2
         c. Reports Usage Manual 1
         d. Reports Usage Manual 2
         e. Appendix
         f. Special Processing Volume 1
         g. Special Processing Volume 2
         h. Special Processing Volume 3
         i. Special Processing Volume 4

         M&I will provide Customer with two complete sets of user documentation manuals at no charge.

2. M&I shall maintain a customer support center as part of their services to the Customer. The support center will maintain a toll free (800) number and be staffed from 8 am. to 5 p.m., CST, CDT Monday through Friday excluding national holidays.

3. M&I shall perform training as defined in the M&I Conversion Manual, and training will be completed at M&I's location as further outlined in said manual.

                                   EXHIBIT B

M&I Data Services, Inc.
770 North Water Street, Milwaukee, WI 53202-3522 Tel 1-800-236-3282











                                      M&I
                              DATA SERVICES, INC.

                              CUSTOMER PRICE LIST
                           (Effective March 1, 1992)




















This list is intended for the use of M&I Data Services, Inc., and its customers only. No other distribution or usage is permitted.

NOTE: Except where noted, all rates are assumed to be monthly.

                                      1992
                                   PRICE LIST
                               Table of Contents


  SERVICE                                                              PAGE
 Deposit Services                                                       1-2
 Loan Services                                                          3-4
 Teller/Platform Services                                                 5
 Customer Information System (CIS)                                        6
 Financial Control (General Ledger)                                       7
 EFT Services                                                             8
 INFO Center                                                           9-11
   INFO Center/ExecuVision
   Item Processing
       Bulk Filing                                                       12
       Proof of Deposit (POD)                                            12
   Remote Site Support                                                   12
   Other Services
       Audit Services                                                    13
       Automated Clearing House (ACH)- Receiving                         13
       Automated Funds Transfer (AFT)                                    13
       Disaster Recovery                                                 13
       Discount Brokerage                                                13
       Custom Statement Formatter                                        13
       IRS Reporting                                                     14
       Maintenance/Support                                               14
       Management Information Service                                    14
       Profitability and Management Support                              14
       Safe Deposit                                                      14
       Six-Day Processing                                                14
       Tickler System                                                    15
       User-Defined Security                                             15
   Output                                                                16
   MICARD, Services
       Cardholder Services                                               17
       Cardholder Supplies                                               17
       Merchant Services                                                 18
       Merchant Supplies                                                 18
       Debit Card Price List                                             19
       Cardholder Services                                               19
       Cardholder Supplies                                               19
   MICASH TM Corporate Cash Management Services
       Account Reconciliation                                            20
       Auto Check Pay                                                    21
       Automated Clearinghouse (ACE) Originating                         21
       Controlled Disbursement                                           21
       EDI Receiving                                                     22
       Management Information Link                                       22
       MICASH Control System                                             22
   TYMNET Communications Network                                         23
   Additional Services                                                   24
   Late Fees                                                             24
   Interim Processing Service                                            24


                               DEPOSIT SERVICES:
                                                       Units                                 Rate
 Base Fee                                          per institution                         $  150.00
     Demand, Money Market, Savings. 14OW           per open account                             .205
     Time Deposit (Levels 1-4) Accounts            per open account                             .150
          Deposits                                 per deposit                                  .105
 Expedited Funds Availability                      per float transaction                        .005
 Reject Items                                      per Item                                     .075
 Transaction Processing
     1 - 250,000                                   per transaction                              .032
     250,001 - 500,000                             per transaction                              .029
     500,001 - 750,000                             per transaction                              .026
     750,001 - 1,000,000                           per transaction                              .025
     Over 1,000,000                                per transaction                              .023
     Remote Site Credit(l)                         per transaction                            (.0105)


 Additional Deposit Services

 ACE Originating                                   per transaction                               .07
 Automated Product Conversion                      per keyword                                   .06
 Automatic Branch Change                           per keyword                                   .06
 Employee Security Processing                      per institution                            100.00
 Exception Processing
     Base Fee                                      per institution                             50.00
     On-line Exceptions                            per transaction                              .023
     Criteria Posting                              per item                                    .0555
 Kiting Suspect Detection(2)                       per account analyzed                         .001
     Minimum Fee                                                                               25.00
 Money Talks                                       per transaction/inquiry                      .016
 Retirement Account Reporting
     Base Fee                                      per institution                             40.00
     1 - 20,000                                    per IRA account                               .42
     20,001 - 40,000                               per IRA account                               .37
     Over 40,000                                   per IRA account                               .32
 Overdraft Checking(PRA)/Line-of-Credit            per active account                            .48
 Retention
     Closed Account                                per account                                   .04
     Cycle - 12 months (includes History
          Analysis Report R-2830)                  per account                                   .07
          Minimum Fee                              per institution                             25.00
     Transaction Retention                         per 1,000 transactions/day                   .045
 Sweep Account Processing
     Base Fee                                      per institution                             45.00
       Accounts                                    per account                                   .08
       Relationship Service Charging               per account                                   .06


    (1) Credit received on items captured at the customer site. Credit does not apply to live log transactions.

    (2) $25.00 minimum per institution.

                                 LOAN SERVICES


                                                                                        Units                      Rate
   Base Fee                                                                          per institution             $ 150.00
   Accounts
      I - 30,000                                                                     per account                     .157
      Over 30,000                                                                    per account                     .152
   Notes
        Loans (Commercial, Installment,                                              per note                         .52
        Mortgage, Purchased Loans, Student Loans)
        Floor Plan                                                                   per note                         .67
   Revolving Credit                                                                  per note                         .55
   Revolving Credit Statement                                                        per statement                    .05
   Commitments                                                                       per commitment                  .105
   Escrows                                                                           per escrow                      .065
   Fee Processing                                                                    per fee segment                 .055
   Participations                                                                    per participation                .12
   Reserves (Dealer, Insurance)                                                      per reserve                      .04

   Additional Loan Services

   ACH Originating                                                                   per transaction                  .07
     Charge-Offs                                                                     per charge-off                   .28
     Collateral Processing
       Base Fee                                                                      per institution               170.00
       Items                                                                         per collateral item              .17
     Coupons                                                                         per coupon book ordered          .05
     Escrow Analysis
       Base Fee                                                                      per final run                  20.00
       Analysis Test                                                                 per note analyzed                .10
       Analysis Final                                                                per note analyzed                .20
     Escrow Disbursement
       Base Fee                                                                      per mass disbursement          20.00
       Transaction                                                                   per transaction                  .03
       Automated Tax/Insurance Tapes(l)                                              per tape                       50.00
                                                                                     per account                      .03

     Investor Reporting (Laser, MIDANET)                                             per institution/              250.00
       (Standard, Stand-alone)                                                       per program
     Investor Reporting (Expanded)(2)
       Payment Level 1 (actual principal                                             per participation                .17
           and interest)
       Payment Level 2 (scheduled interest                                           per participation                .19
           and actual principal)
       Payment Level 3 (scheduled principal                                          per participation                .21
           and interest)
       Payment Level 4 (GNMA)                                                        per participation                .23
     FHLB Processing                                                                 per tape                       75.00
     Loan Origination & Secondary Marketing                                          per transaction      Contact Account
 Manager
     Purchased Loans                                                                 per segment                      .12
     Credit Bureau Tapes                                                             per credit bureau              39.00
     Insurance Tapes                                                                 per company                    39.00


(1) Setup fee $250 for existing reporting-per municipality or company; time and materials for new reporting.

(2) Refer to Output Section for investor check charges.

                            TELLER/PLATFORM SERVICES

                                                            Units                   Rate
 On-line Teller
     Base Fee(l)                                        per institution             65.00
     Accounts(2)                                        per account                   .05
     Live Log Transactions                              per transaction              .021
     Outstanding No-book Transactions(3)                per transaction             .0025
 On-line Dollar
     Base Fee                                           per institution             40.00
     Accounts(2)                                        per account                  .025
     Live Log Transactions                              per transaction              .021
 Sunday On-line Availability(2)                         per account                   .01
 Teller Platform System (4)
 Base Fee Per Controller
     Vboss                                              per institution            100.00
     Other (IBM, ISC)                                   per institution             50.00
     Salespartner Maintenance Fee (PC-based)            per PC                      35.00
 Large Currency Transaction Reporting                   per institution             50.00
 Tellerlink                                             per institution            100.00
 Teller Trial Balance (R-0200)                          per report                  25.00

(1) Fee includes logical end-of-day and on-line dollar.
(2) Includes Demand, Line of Credit, Money Market, NOW, Savings, and Time Deposit (Level 1-3) accounts.
(3) Produces monthly report at no charge. Additional No-Book Reports (R-0202) produced at a cost of $15.00 per report.
(4) Refer to your account manager for start-up fee.

                               FINANCIAL CONTROL


                                                                  Units                       Rate

 Base Fee                                                    per institution               $  100.00
 Detail Accounts                                             per account                       .5350
 Transactions                                                per transaction                   .0385
 Additional FC Services
 Cost Accounting
     Base Fee                                                per run                           50.00
     Allocations                                             per allocation                      .05
 Generalized Interface
     Base Fee                                                per institution                  140.00
     Control Totals                                          per parameter                      .026
     Consolidated Transactions                               per transaction                    .033
 Historical Data Storage(l)                                  per additional year              100.00
 On-line Inquiry and Maintenance
     On-line Account Inquiry                                 per detail account                 .036
     On-line Report Inquiry(2)                               per institution                  100.00
     On-line Transaction History
     ($25.00 minimum)                                        per transaction                    .012
 Standard Descriptions (MICR Capture)                        per institution                   30.00


 Reports (Refer to Output Section)

 Budget Spread - GLR 512                                     per report                        25.00
 PC Budget Upload                                            per upload                       125.00
     Diskette Fee                                            per preformatted diskette         25.00
 Charts of Accounts
     Account Header and Detail List -
        GLR 960(3)                                           per report                        25.00
     Indented Chart of Accounts - GLR 962                    per report                        25.00
     Center Sequence (All Accounts) -
     Chart Comparison (FINO10)                               per report                       .50.00
 Consolidation Report - GLR 321-325                          per set of reports               100.00
 Detail Account Analysis - GLR 370
     Weekly                                                  per account                       15.00
     Month-to-Date                                           per additional report             50.00
     Year-to-Date                                            per report                       100.00
     Annual                                                  per report                       150.00
          Additional Copies                                  per copy                          75.00
 Detail Quarterly Analysis - GLR 970                         per report                        50.00
 Consolidated Quarterly Analysis - GLR 975 per report                                         100.00
 Financial Statements (Monthly)
     GLR 303, 310-312                                        per additional request            25.00
 Full Print of Master Records GLR 950                        per report                        25.00
 Individual Cost Center
     Monthly GLR 380                                         per month                     No Charge
     Daily                                                   per cost center                   25.00


(1) Current and prior two years provided at no charge. Two additional years provided at $100.00 per mouth for each year retained.
(2) Cost includes all financial control reports with the exception of GLR 220, GLR 240, and GLR 250. These reports are available at a cost of $.Ol per detail account.
(3)  One copy provided at no charge on a quarterly basis.

                                  INFO CENTER


  RAMIS                                                      Units                    Rate
 Base Fee(l)                                            per contact person          $   50.00
 Application Extracts(2)
     Deposit System(3)
          1 - 25,000 accounts                           per account                     .0124
          25,001 - 50,000 accounts                      per account                     .0103
          50,001 - 100,000 accounts                     per account                     .0085
          100,001 - 200,000 accounts                    per account                     .0069
          Over 200,000 accounts                         per account                     .0055
      Financial Control - Daily
          1 - 1,000 accounts                            per account/cost center          .080
          1,001 - 3,000 accounts                        per account/cost center          .065
          3,001 - 5,000 accounts                        per account/cost center          .050
          Over 5,000 accounts                           per account/cost center          .033
      Financial Control - Monthly
          1 - 1,000 accounts                            per account/cost center          .038
          1,001 - 2,000 accounts                        per account/cost center          .026
          2,001 - 5,000 accounts                        per account/cost center          .016
          Over 5,000 accounts                           per account/cost center          .010
      Loan System(3)
          1 - 2,500 accounts                            per account                     .0297
          2,501 - 5,000 accounts                        per account                     .0259
          5,001 - 10,000 accounts                       per account                     .0221
          10,001 - 20,000 accounts                      per account                     .0183
          Over 20,000 accounts                          per account                     .0145
      CIS Customer Files(3)
          1 - 25,000 customers                          per customer                    .0069
          25,001 - 50,000 customers                     per customer                    .0065
          50,001 - 100,000 customers                    per customer                    .0061
           100,001 - 200,000 customers                  per customer                    .0057
           Over 200,000 customers                       per customer                    .0053
  Cardbase Management - Daily                           per account
           1 - 15,000 accounts                          per account                     .0070
           15,001 - 30,000 accounts                     per account                     .0066
           30,001 - 50,000 accounts                     per account                     .0062
           Over 50,000 accounts                         per account                     .0058
  Secondary Marketing - Daily                           per account                      .018
      RAMIS/CIS Marketing Analysis System(4)
           Setup and Customization, Fee                 one time                       375.00
           Base Fee                                     per run                        125.00
           MAS Report Package                           per customer/per run            .0047
           RAMIS/CIS 14AS File                          per customer/per mouth          .0009

(1) Includes the INFO Center newsletter, one hour of hotline support, product updates, and user conferences. Required for RAMIS users.
(2) Based on total accounts or customers on file for the application. A reconversion fee of $350 will be assessed on institutions which have deconverted from RAMIS or a RAMIS Application Extract and request the service again.
(3) Extracts occur twice per mouth. More frequent extracts are available. Contact the INFO Center for price information.
(4) MAS Report Package can be produced monthly, quarterly, semiannually, or annually. The HAS file is updated with each run of the Report Package and is always available. The rates charged for the MAS Report Package are charged when run. The HAS file fee is charged monthly.

                           INFO CENTER/EXECUVISION TM


                                                Unit                                    Rate
 Software License
      1 copy                        per copy                                          5,995.00
      2-10 copies                   per copy                                          4,795.00
      11-20 copies                  per copy                                          4,195.00
      20+ copies                    per copy                                          3,595.00
 Mainframe Setup (required)         per connection                                      800.00
 Monthly Maintenance                1.5% of first license price per copy


                                                                           Page

                                 OTHER SERVICES

           Audit Services                                     Units                          Rate
   Account Verification
       Base Fee                                         per account category               $  90.00
       Positive or Negative Verification                per account                             .28
       Trial Balance                                    per report                            25.00
       File Footings and History                        per application                       25.00
   Computer Assisted Audit Techniques
       System Stratification Reports
            Deposit System                              per request                          100.00
            Loan System                                 per request                          100.00
            Financial Control                           per request                           50.00
       System Selection Reports
            Deposit System                              per request                          150.00
            Loan System                                 per request                          150.00
            Financial Control                           per request                          150.00
            IMS Security                                per request                           25.00
            Tapes                                       per request                          150.00
   Blank Verification Forms
       Negative 4074                                    per form                                .05
       Positive 4075                                    per form                                .05
       Letter 4090                                      per form                                .05
   Consulting/Custom Programming                        per hour (1 hr. minimum)             100.00

   Automated Clearing House (ACE) Receiving
   Base Fee                                             per institution                       42.50
   Records Stored                                       per record                              .09
   Transactions
        1 - 3,000                                       per item                               .036
        3,001 - 7,000                                   per item                               .033
        7,001 - 12,000                                  per item                               .031
        Over 12,000                                     per item                               .029
   Automated Check Charge Processing
        Base Fee                                        per institution                       10.00
        Transaction Premium                             per transaction                        .025
   Corporate Trade Payment
        Dollar Item Record                              per item                                .04
        Addenda Record                                  per record                              .02
   File Adjustments                                     per correction                         3.25
   Incoming File Report                                 per report                            10.00

   Automated Funds Transfer (AFT)
      Base Fee'                                         per institution                       45.00
     Accounts                                           per account                            .077

 Disaster Recovery
     Base Fee                                           per institution                       30.00

 Discount Brokerage
     Base Fee                                           per institution                       40.00
     Transaction Fee                                    per transaction                         .22

                                 OTHER SERVICES


                                                       Units                      Rate
  Account Analysis System (new-"AAS")(1)
      Base Fee                                     per institution                90.00
      Statement Fee                                per statement                    .33
      Account Fee                                  per account                      .14
  Customer Profitability System(2)
      Base Fee                                     per institution                75.00
      Account                                      per account                      .15
      Customer                                     per customer                     .31
      Reanalysis                                   per customer                     .31

 Safe Deposit
  Base Fee                                         per institution                25.00
  Boxes                                            per box                          .07

  Six-Day Processing (Deposit, Loan, FC)
  Deposit(3)                                       per account                     .047
  Loan                                             per note                        .068
  Financial Control                                per detail account              .105
  Tickler System
  Base Fee                                         per institution                30.00
  Items                                            per item                        .055
  User-Defined Security
  Base Fee                                         per institution                25.00
  Application                                      per screen                      1.00

(1)  Consult with account manager for conversion costs.

(2)  Requires bank to be using the Customer Information System (CIS).

(3) Includes Demand, Savings, NOW, Money Market, Time Deposit (Level 1-4), and Line of Credit accounts.

                          MICARD SERVICES - CARDHOLDER


   Cardholder Services                                 Units                             Rate
 Base Fee                                          per institution                    $     95.00
 Account Support Fee                               per account                               1.57
 Statements(l)                                     per statement                              .65
 Lockbox Service                                   per payment                               .054
 Payment Entry                                     per payment                               .135
 Transaction Processing                            per transaction                           .044
 Authorizations                                    per request                                .17
 Card Issuance - First(l)                          per card                                  .775
 Card Issuance - Additional Cards                  per card                                   .25
 Temporary Rush Card - Production Fee(3)           per card                                 20.00
 Lost/Stolen Cards Reported                        per card                                  7.50
 Combined Warning Bulletins(2)                     per listing                                .65
   (single region U.S.)
 Letters Printed(l)                                per letter                                .515
 Compliance Fees                                   percentage of gross sales              .000799
   (includes franchise) - VISA
 Compliance Fees                                   percentage of gross sales              .000999
   (includes franchise) - MasterCard               and cash advances
 CIS Interface                                     per institution                          45.00
 Business Card Reporting(4)                        per institution                         175.00

 Cardholder Supplies

 Plastics - Regular                                per card                                   .50
 Plastics - Gold                                   per card                                  1.15
 Plastics - Custom                                 per card                             Per Quote
 Hot Stamp Die                                     per die                              Per Quote
 Graphics                                          per design                           Per Quote
 Card Application Holder                           per holder                                1.75
 Applications - Regular                            per application                            .25
                                                      (300 minimum)
 Applications - Gold                               per application                            .60
                                                      (300 minimum)
 Gold Brochures                                    per brochure                               .80
 Business Card Features and Benefits               per brochure                               .75

(1)  Includes postage and envelopes.
(2)  Multiple listings/foreign-listings available at an additional charge.
(3)  Shipping charges for temporary or rush cards will be passed through.
(4) New business card pricing will be announced later this year along with announcement of expanded product features.

NOTE: Special Assessments, fines, and other fees from MasterCard and/or VISA will be passed through at cost.

                        MICARD tm SERVICES - DEBIT CARD


 Cardholder Services                               Units                               Rate

 Base Fee                                          per institution                    $ 95.00
 Account Support Fee                               per account                            .49
 Balance File Updates                              per account                            .12
 Transaction Processing                            per transaction                       .057
 Authorizations                                    per request                            .17
 Card Issuance - First(l)                          per card                              .775
 Card Issuance - Additional Cards                  per card                               .25
 Temporary Rush Card Production Fee                per card                             20.00
 Lost/Stolen Cards Reported                        per card                              7.50
 Combined Warning Bulletins                        per listing                            .65
     (single region U.S.)
 Compliance Fees                                   percentage of gross sales          .000799
     (includes-franchise) - VISA
 Compliance Fees                                   percentage of gross sales          .000999
     (includes franchise) - MasterCard             and cash advances
 Transaction/Balance Transmission                  per day, per transmission             4.75

 Cardholder Supplies

 Plastics - Regular                                per card                               .50
 Plastics - Gold                                   per card                              1.15
 Plastics - Custom                                 per card                         Per Quote
 Hot Stamp Die                                     per die                          Per Quote
 Graphics                                          per design                       Per Quote
 Agent/Cardholder Setup for Standard Plan                                              600.00
 Minimum Monthly Fee                                                                   300.00

     (Minimum monthly fee does not include the following: Base, Compliance, Authorizations, Interchange, Transmission, Additional. programming, Equipment, Training, or Special fees.)

(1)  Includes postage and envelopes.

NOTE: Special Assessments, fines, and other fees from MasterCard and/or VISA will be passed through at cost.

                                   MICASH tm
                       CORPORATE CASH MANAGEMENT SERVICES


Automated Clearing House (ACE) Originating                    Units (per cycle)                  Rate
 NACHA Format File Input:
 Mainframe Transmission                                           per run                         16.50
 Tape                                                             per run                         20.00
      Transaction Fee
          1 - 1,000                                               per item                         .036
          1,001 - 3,000                                           per item                         .033
         Over 3,000                                                                                .031
   PC Entry through PC ACH MICASH tm  Control System(l)
   Data Entry From Listing
       Base Fee                                                   per run                         45.00
       Transaction Fee                                            per item                          .25
   File Corrections                                               per correction                   5.00
   Manual Settlement Fee                                          per entry                       15.00
   External Funds Transfer
       Base Fee                                                   per institution                 45.00
       Accounts                                                   per account                      .077
   TREM (Combination ACH/PAC Processing)
       Tape or Transmission                                       per run                         34.00
            ACH Items                                             per item                         .036
            PAC Items                                             per item                          .08
       Chargeback Reporting
            Base Fee                                              per month                       25.00
   Setups:
       Tape: Standard NACHA File                                  per company                    125.00
                (new sending point)
                Nonstandard,File                                  per company                 Per Quote
                (new sending point)
       Mainframe Transmission                                     per company                 Per Quote
       Chargeback Reporting                                       per company                 Per Quote
   Automated Balance Reporting
   Direct Transmission to Customer(2)
       Base Charge                                                per account per day              2.00
       Data Reported                                              per field                         .10
       Setup Fee                                                  per company                 Per Quote
   To a Third Party
       Base Charge                                                per account per day              2.35
       Data Reported                                              per field                         .15
       Setup Fee                                                  per company                 Per Quote
   Through a Third-Party Network(3)
          Base Charge                                             per account per day              3.15
       Data Reported                                              per field                         .15
       Setup Fee                                                  per company                 Per Quote

(1) Fees for PC-based ACH Origination services are outlined under MICASH tm Control System.
(2) Transmission of a balance file to a customer's PC requires use of the MICASH tm Control System Gateway software and the TYMNET Network. MICASH tm Control System Gateway software has a monthly maintenance charge of $10 per copy. Software required to support transmissions to a customer mainframe is dependent upon the type of mainframe used.
(3) This reporting is done through a third party to another third-party network.

                                   MICASH tm
                       CORPORATE CASH MANAGEMENT SERVICES


MICASH tm Control System                        Units (per cycle)                 Rate
Setup Fees - Base System
   MICASE TM Control System Platform               per setup                          75.00
   Services:
        PC ACH                                     per setup                          50.00
        NACHA File Transfer                        per setup                         100.00
        Recon Paid File Transfer                   per setup                         140.00
        Recon Issue File Transfer                  per setup                         140.00
        Lockbox File Transfer                      per setup                      Per Quote
        Balance Reporting File Transfer            per setup                      Per Quote
 Monthly Fees:
   MICASO Control System Platform                  per copy                           10.00
   PC ACH                                          per copy                           10.00
 Other Fees:
   Transmission Fees                               per transmission                    5.00
 TYMNET Communication Fees
   High Density                                    per connect hour                   12.00
   Low, Medium Density                             per connect hour                   15.00
 PC ACH and NACHA File Transfer Fees
   Transaction Fee                                 per transaction                      .10
   Fed Charges                                     per transaction             Pass Through
 Balance Report File Transfer Fees
   Per Account Reported                            per day                             2.00
   Per Field Reported                              per day                              .10
 TYMNET Communications Network(l)
 Usage Fee
   High Density                                    per connect hour                   12.00
   Low, Medium Density                             per connect hour                   15.00

(1) The TYMNET Communications Network is available to all customers who either receive or send data with a PC. It Is required when using the following PC-based file transfer services:

     ACE Origination
     Balance File Download
     Recon Paid File Download

                                   EXHIBIT C

I. The initial "Fixed Monthly Fee" may be increased upon either of the following events:

     A. The initial "Fixed Monthly Fee" of eighteen thousand seventy dollars ($18,070) per month includes processing of up to the aggregate of thirty-five thousand (35,000) open and closed deposit accounts and loan notes.

     B. The "Fixed Monthly Fee" may be increased each February, with the first possible increase on February 1, 1995, in accordance with the following:

     I. The ongoing "Fixed Monthly Fee" is subject to an annual increase not to exceed the greater of five percent (5%) or the Consumer Price Index (as published by United States Department of Labor (all items-U]).

         2.In addition to the annual increase described above, the "Fixed Monthly Fee" will be increased according to the following schedule:

     Total Number of Open and Closed Amount of Increase Added to the Deposit Accounts and Loan Notes Then-current Fixed Monthly


                    0-35,000                 $    0

              35,001 -37,000                 $1,080

              37,001 - 40,000                $1,550

              40,001 - 44,000                $2,000

              44,001 - 49,000                $2,400

              49,001 - 55,000                $2,700

              55,001 - 62,000                $2,900

              62,001 - 70,000                $3,000

              70,001 - 80,000                $3,500

              80,001 Plus                    Per Future Quote


         The total number of open and closed Deposit accounts and Loan notes will be reviewed each February (after year-end closed accounts have been purged in January) per the above schedule. Any increase to the fixed monthly fee as a result of account volume growth will be effective as of the February invoice. As the account volumes grow, the amount of increase in the "fixed fee" will be cumulative. For example: if account volumes increased from 35,000 to 40,000, the amount of increase added to the Fixed Monthly Fee would be $2,630.

II.  Communication Facility--is not included in the "Fixed Monthly Fee."

     A. M&I will order and install a digital "point-to-point circuit" between the M&I Brown Deer facility and the operations center of Customer. M&I will order and install a digital multidrop tail circuit.

     B. All installation costs and ongoing monthly costs are the responsibility of Customer.

     C. M&I will provide "M&I's network management," to include, Network Control, "NetView," and "NetSpy" for monitoring response time, line loading, and line utilization. M&I will make recommendations to Customer when hardware changes and/or line reconfigurations are needed in order to maintain M&I's and Customer's

                            SCHEDULE 1 TO EXHIBIT C


                                  TEAMBANC,INC

                  Preliminary Digital Communications Estimate

                               December 21, 1992



       Data Communications Equipment
       (BackboneCircuit)
 1     Manotec: IDMFT556/19.2AR/DBU468              1       4,770.15         488.25          53.90                     0.0053.90

 2     Mcmotec: IDMFT556/19.2AS/DBU468              1       4,924.15         551.25          55.00                     0.0055.00

 3     Mernotec MC504                               2       7,007.00         619.50         130.00           0.00         130.00

 4     McmoLec: USD4000                             1         685.30          42.00           3.96           0.00           3.96

       (Extended Network)

 5     Mcmotec IDM500S                              2          2,148            315             40             30             70

 6     Mernotec IDM500S                             7          7,519          1,103            140            105            245

 7     Memotec USD4000                              3       2,055.90         126.00          11.88           0.00          11.88
                                                          ----------     ----------     ----------     ----------     ----------
 8     Subtotal                                             29,10985       3,244.50         434.74         135.00         569.74

       Data Communication Circuits

 9     AT&T 56KB (ASDS) Backbone Circuit            1           0.00       1.224.30         804.10           0.00         804.10

10     AT&T Digital Extended Multipoint Circuits    2           0.00       7,873.95       2,817.00           0.00       2,817.10

11     Switched circuits for Dial-Backup            2           0.00         315.00          66.00           0.00          66.00
                                                          ----------     ----------     ----------     ----------     ----------
12     Subtotal                                                 0.00       9,413.25       3,687.20           0.00       3,687.20

13     Total Communication Costs                          $29,109.86     $12,657.75                                   $ 4,256.94

                            M&I DATA SERVICES, INC.
                            COMMUNICATION PRICE LIST
                                 NEW EQUIPMENT
                      (Equipment price list as of 4/1/92)


                                  PURCHASE     MONTHLY NETWORK
       EQUIPMENT                    PRICE        SUPPORT FEE
                                  W/O TAX(1)   Main.    Support     TOTAL
 STANDALONE
  9600                             $2,196     $   25     $   35     $   60
  9600 DBU                          2,554         25         35         60
  9600 MUX                          3,516         25         35         60
  9600 MUX DBU                      3,874         25         35         60
RACK MOUNTED
  9600                              1,881         25         35         60
  9600 DBU                          2,239         25         35         60
  9600 MUX                          3,428         25         35         60
  9600 MUX DBU                      3,786         25         35         60
STAND ALONE
  14400                             2,548         40         50         90
  14400 DBU                         2,908         40         50         90
  14400 MUX                         3,868         40         50         90
  14400 MUX DBU                     4,226         40         50         90
RACK MOUNTED
  14400                             2,460         40         50         90
  14400 DBU                         2,818         40         50         90
  14400 MUX                         3,780         40         50         90
  14400 MUX DBU                     4,138         40         50         90
STAND ALONE
  19200                             3,516         40         50         90
  19200 DBU                         3,874         40         50         90
  19200 MUX                         5,891         40         50         90
  19200 MUX DBU                     6,248         40         50         90
RACK MOUNTED
  19200                             3,428         40         50         90
  19200 DBU                         3,786         40         50         90
  19200 MUX                         5,803         40         50         90
19200 MUX DBU                       6,160         40         50         90

 IDM 500-STAND ALONE                1,228         20         15         35
         RACK MOUNTED               1,074         20         15         35

 IDM 556 STAND ALONE                1.316         20         15         35
         RACK MOUNTED               1,228         20         15         35
  4000 SPLITTER                       783          0          0          0

  MC 504 DATA COMP                  4,004         65          0         65
  MCS08 DATA COMP                   7,040        133          0        133


(1)  EXCLUDES ANY APPLICABLE STATE. COUNTY, OR CITY SALES TAX

                ADDENDUM, TO DATA PROCESSING SERVICES AGREEMENT

    THIS ADDENDUM, Entered into on the same day as the Data Processing Services Agreement (the "Agreement") by and between the undersigned parties, does hereby alter, amend, and modify the Agreement and supersedes and takes precedence over any conflicting provisions contained in the Agreement.

    FOR GOOD AND VALUABLE CONSIDERATION, The receipt and sufficiency of which are hereby acknowledged, the undersigned parties agree as follows:

    1 . M&I will accept a "prime contractor/advisor" responsibility in coordination with TeamBanc, Inc., to select and establish:

         a. Operations site.
         b. Hardware/software vendor for MICR items capture. c. Print solution.
         d. Staffing levels.
         e. Training.
         f. Environment (air, electrical, misc.).

         All costs to be the responsibility of Customer.

    2.John Schmitt will both review the entire proposal and plan and advise both M&I and Customer throughout the contract signing and conversion process.

    3. M&I will establish and implement a conversion plan to include:

         a. Preconversion planning.
         b. All training and preconversion meetings will be at M&I Milwaukee training facility.
         c. Conversion week.
         d. An extended conversion assistance program that will ensure a smooth transfer from conversion week through an effective day-to-day usage of the system.
         e. The M&I Support Center will support and enhance the transition process by establishing a "daily call program" on a prearranged time schedule, for a minimum of sixty (60) days following the conversion.
         f. Both the M&I project conversion manager and the Customer's appointed conversion coordinator will jointly agree on the conversion plan, postconversion "daily call program" representatives, and related costs to be borne by the Customer.
         g. All Customer/M&I meetings identifying and exchanging "to-from" data will be held in Milwaukee.
         h. All test reports, training, and workflow analysis will be conducted and reviewed in Milwaukee.

         i. M&I product support representatives will be on-premise at the customer site during conversion week.

         j. All additional product support trips to the Customer sites are billable at M&I's hourly internal cost rate plus travel expenses.

    4. M&I will conduct an operations review and study of the Customer's operations area at each bank during the first year at no cost. The intent and focus of the operations review is to evaluate:

         o  M&I IBS System feature utilization.

         o  Efficiency of operations.

         o  Staff proficiency.

         o  Progression and transition since conversion.

         o  General observations.


         A summary report of all observations and recommendations will be submitted to Customer.

    5. Should Customer acquire additional banks, programming and product support costs will be invoiced at M&I's then-current internal rate (M&Is 1992 internal programming and product support rates per hour are: $43.68 and $39.15 respectively; M&I's 1992 external programming and product support rates per hour are: $100.00 and $55.00, respectively. These rates are subject to annual adjustment.). Travel, lodging, and meal expense will be invoiced at actual cost incurred.

    6. In receipt of a signed contract prior to December 23, 1992, Customer will receive a credit against future processing changes in the amount of eighteen thousand seventy dollars ($18,070) after January 1994. The credit may be used at any time during the term of the Agreement by notifying M&I at least sixty (60) days in advance.

    7. Estimated conversion expenses shall be paid in full by Customer prior to the commencement of any conversion activities. Estimated conversion expenses are as follows:


         a.        Estimated conversion travel; meals,                    $ 6,736
                   transportation, lodging, and rental car expense
                   for M&I personnel during conversion week
                   only. Any additional trips required will be
                   invoiced to customer as incurred.
         b.        Data communications installation; Milwaukee to           6,623
                   main bank circuit and tail circuits.
         c.        Purchase of modems, data compression                    36,732
                   devices, and modem splitters.
         d.        Modem and related data communication                     3,434
                   equipment installation.
         e.        CIS conversion ISI merge.                                7,138
         f.        Conversion programming.                                 56,398
         g.        Conversion product support.                             93,684


         h.        Loan Origination/tracking program.                       25,000
                   EFS laser printer software (per printer)                  3,000
                   VMP laser document overlays (per printer)                   800
         i.        M&I EFT programming costs to interface and 9,300 test
                   with Bankmate and Via Bank IV.
         j.        M&I prime contractor/consultant responsibility
                   in operations center.
         k.        PC remote print software and installation. PC             9,900
                   hardware and travel cost not included. (Per
                   location - $4,950)*
         1.        M&I PCTeller license (cost for 20 copies).*              13,090
         m.        M&I Salespartner license (26 copies).*                   61,730
         n.        M&I ExecuVision tm (1 copy)*                              5,995
                   Installation                                                800
         o.        MCIF EASE-software license, installation,                 8,500
                   and training.*
         p.        IPS micro software for ALM                               11,000

                   Total of estimated conversion expenses                 $359,860

*Software licenses for these products must also be executed. If required, hardware and technical installation services through M&I to be determined at a later date.

         IN WITNESS WHEREOF, the undersigned parties have duly executed this Addendum in a manner appropriate to each.

                                       M&I DATA SERVICES, INC, ("M&I")
                                       770 North Water Street
                                       Milwaukee, WI 53202


                                       BY:    /s/ JOSEPH L. DELGADILLO
                                       NAME:  Joseph L. Delgadillo
                                       TITLE: Senior Vice President

                                       By:
                                       M&I DATA SERVICES, INC. ("M&I)
                                       770 North Water Street
                                       Milwaukee, WI 53202

                                       By: /s/ Michael V. Ruane
                                       Name:  Michael V. Ruane
                                       Title: Vice President

                                       TEAMBANC, INC. ("Customer")
                                       1 South Pearl
                                       Paola, KS 66071

                                       By: /s/ Michael L. Gibson
                                       Name:  Michael L. Gibson
                                       Title: President

                                       MIAMI COUNTY NATIONAL BANK ("Customer")
                                       1 South Pearl
                                       Paola, KS 66071

                                       By: /s/ Robert J. Weatherbie
                                       Name:  Robert J. Weatherbie
                                       Title: President

                                       IOLA BANK AND TRUST COMPANY
                                       ("Customer") 119 East
                                       Madison Iola, KS 66749

                                       By: /s/ James S. Gilpin
                                       Name:  James S. Gilpin
                                       Title: President

                            M&I DATA SERVICES, INC.
                    SALESPARTNER, PCTELLER, AND EXECUVISION
                           SOFTWARE LICENSE AGREEMENT

         THIS AGREEMENT is entered into this ___ day of ______________ 1993, by and between M&I Data Services, Inc. ("M&I"), a Wisconsin corporation located at 770 North Water Street, Milwaukee, Wisconsin 53202 and TeamBanc, Inc., located at 1 South Pearl, Paola, Kansas 66071 (the "Customer").

                                              RECITALS

         WHEREAS, M&I has developed branch automation, teller, and information delivery software for use with personal computers; and

         WHEREAS, Customer wishes to obtain a license to use such software for its own internal purposes.

         NOW, THEREFORE, for and in consideration of the mutual agreements contained herein, M&I hereby grants Customer the right and license to use the Salespartner, PCTeller, and ExecuVision Software (as described herein) subject to the ongoing satisfaction by Customer of the following terms and conditions:

         1. Salespartner. PCTeller. and ExecuVision Software. For purposes of this Agreement, the term Salespartner, PCTeller, and ExecuVision Software (together referred to as the "Software") shall mean branch automation, teller, information delivery, and EASEL/2 Runtime software systems delivered to the Customer in machine-readable code (object code) only, together with related user documentation provided by M&I and identified in Exhibit A. T"he ExecuVision Software developed by M&I incorporates EASEL/2 Runtime System developed by Easel Corporation located at 25 Corporate Drive, Burlington, Massachusetts 01803.

         2. Scope of License. Subject to the terms and conditions of this Agreement, M&I hereby grants to Customer a nonexclusive, nontransferable, and perpetual license to use the Software for its own internal business purposes and solely accessible by the personal computers listed in Exhibit A. Customer acknowledges and agrees that the Software is licensed for use with the version of the bank system software made available from time to time by M&I through the M&I Service Bureau (the "Service Bureau Software"). Customer further acknowledges and agrees that the interfacing of the Software to other mainframe banking applications and providing ongoing maintenance for such interface, if any, is not provided under this Agreement. M&I acknowledges and agrees that the license granted herein shall continue in full force and effect in the event that the Customer no longer utilizes the Service Bureau Software, provided that Customer complies at all times with the terms and conditions of this Agreement. Customer understands that this License does not include the operating system which is necessary to utilize the Software.

         3. License Fee. Customer shall pay to M&I a one-time License Fee as set forth in Exhibit A. Such fee shall be based upon the number of personal computer workstations that are authorized to access the Software, as listed in Exhibit A. The License Fee shall include Training and Conversion Support as described in Section 5. M&I agrees that Customer may install and use the Software, under the license granted hereby, on additional personal computer workstations or equipment other than those listed in Exhibit A ("Additional Computers") and authorizes such Additional Computers to access the Software provided that Customer notifies M&I prior to usage and Customer pays an additional License Fee(s), based upon increased access computed in accordance with M&I's then-current price schedule, within thirty (30) days after Customer's receipt of an invoice from M&I for such fees. Customer agrees that if it installs or uses the Software on additional personal computer workstations or equipment, other than those listed in Exhibit A, without notifying M&I prior to usage and paying such additional License Fee(s), M&I shall, in addition to any other remedies it may have, have the right to terminate the license granted herein, or for increased PCTeller Software access, charge an additional PCTeller License Fee, or for increased Salespartner Software or ExecuVision Software access, charge an additional Salespartner License Fee or ExecuVision License Fee, as applicable, and maintenance fees commencing from Salespartner Delivery Date or ExecuVision Delivery Date, as described in Section 4; such fees to be based upon the increased access computed in accordance with M&I's then-current price schedule. Customer shall also pay all applicable taxes, duties, and charges (including, but not limited to, sales, use, excise, and personal property taxes imposed on customer) now or hereafter levied, assessed, or charged against the Software while licensed to Customer as a consequence of this Agreement, except where such taxes, duties, or charges are based upon the income of M&I.

         4. Delivery.

         (a) PCTeller Delivery. M&I shall deliver on magnetic diskette to Customer, at the time of conversion to PCTeller, one machine-readable copy of the PCTeller Software. Delivery shall be deemed to have occurred upon Customer's receipt of the PCTeller Software at the time of conversion ("PCTeller Delivery Date").

         (b) Sales Partner Delivery. M&I shall deliver on magnetic diskette to Customer, at the beginning of Salespartner training session as described in
Section 5, one machine-readable copy of the Salespartner Software. Delivery shall be deemed to have occurred upon Customer's receipt of the Salespartner Software at the beginning of the Salespartner training session ("Salespartner Delivery Date").

         (c) ExecuVision Delivery. M&I shall deliver on magnetic diskette to Customer, at the beginning of ExecuVision training session as described in
Section 5, one machine-readable copy of the ExecuVision Software. Delivery shall be deemed to have occurred upon Customer's receipt of the ExecuVision Software at the beginning of the ExecuVision training session ("ExecuVision Delivery Date").

         5. Training and Conversion Support.

         (a) PCTeller Support. M&I shall provide a two-day teller analysis session to determine teller transaction requirements and a three-day teller training class to familiarize the Customer's trainers with the features and functions of the PCTeller Software. The sessions shall be held at the M&I Datacenter located in Brown Deer, Wisconsin, at dates and times established by M&I. M&I shall also be on-site at the time of conversion as defined in the Data Processing Services Agreement by and between Customer and M&I (the "Data Processing Services Agreement"), to assist with the conversion to the PCTeller Software. M&I will also provide to Customer, in conjunction with its conversion to PCTeller, an upgrade to the Tellerlink host software. M&I reserves the right to change the content and duration of the analysis and training sessions and the duration of on-site support, provided that any changes which materially diminish the duration of the analysis sessions, training sessions, or on-site support shall require Customer's consent. Customer shall be responsible for all travel, lodging, and related costs and expenses incurred by attendees. Customer agrees to reimburse M&I for reasonable travel and lodging expenses for Training and Conversion Support rendered to Customer outside of M&I offices, according to the terms of the Data Processing Services Agreement.

         (b) Salespartner Support. M&I shall provide a five-day class for a maximum of six employees of Customer to familiarize Customer's employees with the features and functions of the Salespartner Software. The training session shall be held at the M&I Datacenter, located in Brown Deer, Wisconsin, at dates and times established by M&I. Customer shall be responsible for all travel, lodging, and related costs and expenses incurred by attendees. Attendance by Customer's employees is subject to the availability of space in a particular session, and M&I reserves the right to change the session's content or its duration.

         (c) ExecuVision Support. M&I shall provide a two-day class for a maximum of two employees of Customer to familiarize Customer's employees with the features and functions of the ExecuVision Software. The training session shall be held at the M&I Datacenter, located in Brown Deer, Wisconsin, at dates and times established by M&I. Customer shall be responsible for all travel, lodging, and related costs and expenses incurred by attendees. Attendance by Customer's employees is subject to the availability of space in a particular session, and M&I reserves the right to change the session's content or its duration.

         6. Installation. M&I shall have no obligation to install the Software on Customer's Personal Computer(s), and Customer agrees to install and maintain all Software on their Personal Computer(s) unless Customer purchases Bundled Hardware and Support Services, in which case installation services shall be defined and attached to this Agreement.

         7. Acceptance. This Agreement shall be deemed to have been accepted by the Customer as of the date when M&I and Customer have both executed this Agreement. The Software shall be deemed to have been accepted by Customer upon delivery by M&I.

         8. Documentation. Customer shall receive, at no additional charge, user documentation as defined in Exhibit A, as part of the Software. Additional sets of documentation requested by the Customer will be billed to Customer at M&I's then-current price for such documentation.

         9. Maintenance and Enhancements for PCTeller.

         (a) Maintenance Services and Enhancements. For so long as the Customer is receiving services under the Data Processing Services Agreement, M&I agrees to provide to Customer maintenance services and enhancements for the PCYeller Software as described below ("PCTeller Maintenance Services"). PCTeller Maintenance Services shall be provided to Customer's primary location only, as designated in Exhibit A. The PCTeller Maintenance Services are the following:

            (i) M&I shall correct all PCTeller Software errors which cause the PCTeller Software not to be in substantial compliance with its user documentation and shall use its best efforts to correct all other PCTeller Software errors upon discovery and proper notification by the Customer of the existence of any error; proper notification being deemed given only if the Customer substantially complies with M&I's error notification procedures in effect at that time. If, after investigation of the reported error, it is determined that the error is beyond M&I's responsibility, including, but not limited to, errors resulting from modifications made by the Customer, the Customer agrees to pay for M&I's efforts in investigating and/or resolving the error at M&I's then-current rates for such services, plus reasonable expenses incurred by M&I.

            (ii) M&I shall provide phone support with regard to the use and operation of the PCTeller Software during M&I's regular business hours and, at all other times, an emergency phone number to be used at the Customer's discretion to secure necessary phone support with regard to emergency situations.

            (iii) M&I shall use its best efforts in developing future releases and upgrades of the PCTeller Software and accompanying documentation. M&I shall deliver to Customer one copy of any future releases and upgrades (with Customer having the right to make and use additional copies pursuant to Section 15 of this Agreement) and shall deliver accompanying documentation, if any, in a quantity specified in Exhibit A. If M&I does develop future releases and upgrades which replace or supersede any other version of the PCTeller Software then in use by Customer, M&I agrees to provide maintenance services as set forth above for the new updated version, as well as the next most previous version.

         (b) Maintenance Fee. The fee for PCTeller Maintenance Services shall be incorporated in the On-line Teller rates published in the M&I Customer price list and paid by Customer pursuant to the Data Processing Services Agreement. Such fees will be included in the Customer's monthly data processing invoice. On-line Teller rates may be adjusted by M&I in accordance with the Data Processing Services Agreement. Customer agrees to reimburse M&I for time-and-material expenses, including reasonable travel and lodging expenses, for PCTeller Maintenance Services rendered to Customer outside of M&I's offices at Customer's request when such PCTeller Maintenance Services could have been performed at M&I's offices, as determined solely by M&I.

         (c) Termination of Maintenance. If Customer discontinues receiving services under the Data Processing Services Agreement, then the PCTeller Maintenance Services shall also terminate on the date of such discontinuance; provided, however, Customer shall have the right to continue to use the PCTeller Software pursuant to the terms and conditions of this Agreement.

         10. Maintenance and Enhancements for Salespartner.

         (a) Maintenance Services and Enhancements. WhUe maintenance services are available for Salespartner Software to M&I licensees, M&I agrees to provide to Customer maintenance services and enhancements for the Salespartner Software as described below ("Salespartner Maintenance Services"). Salespartner Maintenance Services shall be provided to Customer's primary location only, as designated in Exhibit A. Salespartner Maintenance Services are the following:

            (i) M&I shall correct all Salespartner Software errors which cause the Salespartner Software not to be in substantial compliance with its user documentation and shall use its best efforts to correct all other Salespartner Software errors upon discovery and proper notification by the Customer of the existence of any error; proper notification being deemed given only if the Customer substantially complies with M&I's error notification procedures in effect at that time. If, after investigation of the reported error, it is determined that the error is beyond M&I's responsibility, including but not limited to, errors resulting from modifications made by the Customer, the Customer agrees to pay for M&I's efforts in investigating and/or resolving the error at M&I's then-current rates for such services, plus reasonable expenses incurred by M&I.

            (ii) M&I shall provide phone support with regard to the use and operation of the Salespartner Software during M&I's regular business hours and, at all other times, an emergency phone number to be used at the Customer's discretion to secure necessary phone support with regard to emergency situations.

            (iii) M&I shall use its best efforts in developing future releases and upgrades of the Salespartner Software and accompanying documentation. M&I shall deliver to Customer one copy of any future releases and upgrades (with Customer having the right to make and use additional copies pursuant to Section 15 of this Agreement) and shall deliver accompanying documentation, if any, in the quantity specified in Exhibit A; provided that the Customer has continuously paid the monthly maintenance fee included on the Customer's monthly data processing invoice. If M&I does develop future releases and upgrades which replace or supersede any other version of the Salespartner Software then in use by the Customer, M&I agrees to provide maintenance services as set forth above for the new updated version, as well as the next most previous version.

         (b) Maintenance Fee. Customer shall pay to M&I, beginning ninety (90) days following the Salespartner Delivery Date, a monthly maintenance fee listed in Exhibit A for the Salespartner Maintenance Services, such fee to be based upon the number of personal computer workstations authorized to access the Salespartner Software (as listed in Exhibit A) and M&I's then-current price schedule. The Salespartner monthly maintenance fee will be included on the Customer's monthly data processing invoice, and Customer agrees to pay the invoice according to the payment terms of the current Data Processing Services Agreement with M&I. The Salespartner monthly maintenance fee may be adjusted by M&I in accordance with the terms of the Data Processing Services Agreement. Customer agrees to reimburse M&I for time-and material expenses, including reasonable travel and lodging expenses, for Salespartner Maintenance Services' rendered to Customer outside of M&I offices at Customer's request when such Salespartner Maintenance Services could have been performed at M&I's offices, as determined solely by M&I.

         (c)Termination of Maintenance. Salespartner Maintenance Services shall remain in full force and effect unless terminated in accordance with the following provisions:

            (i) The Customer may terminate Salespartner Maintenance Services by providing M&I with written notice of Customer's intent to terminate such services not less than sixty (60) days prior to the desired date of termination. Salespartner Maintenance Services shall then terminate at the end of the month in which the requested date of termination falls.

            (ii) The Customer may request reinstatement of Salespartner Maintenance Services by notifying M&I of the Customer's desire to reinstate. M&I may consent to reinstatement, which consent shall not be unreasonably withheld, provided that Customer has paid to M&I the Salespartner monthly maintenance fee for all months in the intervening time between the month-ending date of termination and the first of the month of reinstatement, in which case Salespartner Maintenance Services shall again be and remain in full force and effect .

            (iii) If the Customer fails to pay M&I the Salespartner monthly maintenance fee for two consecutive months or if Customer no longer utilizes the Service Bureau Software, M&I may terminate the Salespartner Maintenance Services. Termination of the Salespartner Maintenance Services by M&I shall not preclude any other legal remedy M&I may have against the Customer.

          11. Maintenance and Enhancements for ExecuVision.

         (a) Maintenance Services and Enhancements. While maintenance services are available for ExecuVision Software to M&I licensees, M&I agrees to provide to Customer maintenance services and enhancements for the ExecuVision Software as described below ("ExecuVision Maintenance Services"). ExecuVision Maintenance Services shall be provided to Customer's primary location only, as designated in Exhibit A. ExecuVision Maintenance Services are the following:

            (i) M&I shall correct all ExecuVision Software errors which cause the ExecuVision Software not to be in substantial compliance with its user documentation and shall use its best efforts to correct all other ExecuVision Software errors upon discovery and proper notification by the Customer of the existence of any error; proper notification being deemed given only if the Customer substantially complies with M&Is error notification procedures in effect at that time. If, after investigation of the reported error, it is determined that the error is beyond M&I's responsibility, including but not limited to, errors resulting from modifications made by the Customer, the Customer agrees to pay for M&I's efforts in investigating and/or resolving the error at M&I's then-current rates for such services, plus reasonable expenses incurred by M&I.

            (ii) M&I shall provide phone support with regard to the use and operation of the ExecuVision Software during M&I's regular business hours and, at all other times, an emergency phone number to be used at the Customer's discretion to secure necessary phone support with regard to emergency situations.

            (iii) M&I shall use its best efforts in developing future releases and upgrades of the ExecuVision Software and accompanying documentation. M&I shall deliver to Customer one copy of any future releases and upgrades (with Customer having the right to make and use additional copies pursuant to Section 15 of this Agreement) and shall deliver accompanying documentation, if any, in the quantity specified in Exhibit A; provided that the Customer has continuously paid the monthly maintenance fee included on the Customer's monthly data processing invoice. If M&I does develop future releases and upgrades which replace or supersede any other version of the ExecuVision Software then in use by the Customer, M&I agrees to provide maintenance services as set forth above for the new updated version, as well as the next most previous version.

         (b) Maintenance Fee. Customer shall pay to M&I, beginning ninety (90) days following the ExecuVision Delivery Date, a monthly maintenance fee listed in Exhibit A for the ExecuVision Maintenance Services, such fee to be based upon the number of personal computer workstations authorized to access the ExecuVision Software (as listed in Exhibit A) and M&Is then-current price schedule. Ile ExecuVision monthly maintenance fee will be included on the Customer's monthly data processing invoice, and Customer agrees to pay the invoice according to the payment terms of the current Data Processing Services Agreement with M&I. Ile ExecuVision monthly maintenance fee may be adjusted by M&I in accordance with the terms of the Data Processing Services Agreement. Customer agrees to reimburse M&I for time-and-material expenses, including reasonable travel and lodging expenses, for ExecuVision Maintenance Services rendered to Customer outside of M&I offices at Customer's request when such ExecuVision Maintenance Services could have been per-formed at M&I's offices, as determined solely by M&I.

         (c) Termination of Maintenance. ExecuVision Maintenance Services shall remain in full force and effect unless terminated in accordance with the following provisions:

            (i) The Customer may terminate ExecuVision Maintenance Services by providing M&I with written notice of Customer's intent to terminate such services not less than sixty (60) days prior to the desired date of termination. ExecuVision Maintenance Services shall then terminate at the end of the month in which the requested date of termination falls.

            (ii) The Customer may request reinstatement of ExecuVision Maintenance Services by notifying M&I of the Customer's desire to reinstate. M&I may consent to reinstatement, which consent shall not be unreasonably withheld, provided that Customer has paid to M&I the ExecuVision monthly maintenance fee for all months in the intervening time between the month-ending date of termination and the first of the month of reinstatement, in which case ExecuVision Maintenance Services shall again be and remain in full force and effect .

            (iii) If the Customer fails to pay M&I the ExecuVision monthly maintenance fee for two consecutive months or if Customer no longer utilizes the Service Bureau Software, M&I may terminate the ExecuVision Maintenance Services. Termination of the ExecuVision Maintenance Services by M&I shall not preclude any other legal remedy M&I may have against the Customer.

         12. Use Rights. Customer represents and warrants that it will use the Software solely on those computer(s) described in Exhibit A, except as provided for in Section 15, and that it will only process information and data for itself, its subsidiaries, parent corporation, and subsidiaries of its parent corporation, and that it will not directly or indirectly permit any other person or entity to have access to or use of the Software, and that it will not use the Software to provide data processing services on a shared resource or service bureau basis to any other person, company, or financial.institution.

         13. Notification of Unauthorized Us . Customer agrees to notify M&I promptly of any circumstances known to Customer surrounding any unauthorized possession or use of any part of the Software, or any other information or documentation made available pursuant to this Agreement to anyone other than persons properly authorized by Customer to have such possession or use.

         14. Ownership and Confidentiality. Customer acknowledges and agrees that the Software, including all authorized and unauthorized copies, are proprietary to and valuable trade secrets of M&I or Easel Corporation, as the case may be, and Customer shall maintain their confidential nature. Customer agrees that the Software shall be used only in accordance with this Agreement, and Customer shall not assign (except as provided for in Section 21), sell, lease, market, transfer, or reproduce (except as provided in
Section 15) the Software or any modification thereto to or for others. Customer shall limit access to the Software to Customer's employees or third parties, when such persons (1) are performing services for the Customer, related to the Customer's authorized use of the Software; and (2) have a valid need to know or use the Software; provided that Customer shall advise such persons of the Customer's confidentiality obligations and establish procedures designed to prevent unauthorized use and access. Customer shall exercise all reasonable precautions to prevent access to the Software by persons not authorized by terms of this Agreement. Customer shall store the Software in a secure place at all times it is not being used. In addition, Customer shall take reasonable and appropriate measures to prevent copying, distribution, reverse engineering, and reverse compiling of the Software. Customer recognizes that the Software may be patented, copyrighted, trademarked, or otherwise protected by M&I or Easel Corporation, as the case may be, and Customer will not undertake to patent, copyright, trademark, or otherwise apply for a proprietary grant or right with respect to the Software.

         15. Reproduction. Customer shall have the right to install and use the Software on each personal computer that is included in the License Fee and appears on Exhibit A, and in case of a disaster rendering the personal computer workstations or equipment unusable, on an equal number of personal computer workstations or equipment. Customer shall also have the right from time to time to install and use additional copies of the Software as required to perform disaster recovery testing. All additional copies, whether for recovering from a disaster or performing disaster recovery testing, are subject to the terms and conditions of this Agreement. Customer may also reproduce the Software for backup or archival purposes only; provided, however, such reproduction shall
(1) be solely for the use of the Customer, (2) conspicuously display the information shown in Exhibit B, and (3) be subject to the restrictions set forth in this Agreement.

         16. Modifications. Customer acknowledges and agrees that it shall not make any modifications to the Software object code. M&I shall not be liable to the Customer in warranty or otherwise for modifications made to the Software object code by someone other than M&I. Under no circumstances shall Customer sell, distribute, or license modifications of the Software. Nothing herein will prevent M&I from developing and distributing its own modifications to the Software. Customer shall have the right to modify the Software as described in the user documentation provided with the Software.

         17. Warranty. THE FOLLOWING LIMITED WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WRITTEN OR ORAL, INCLUDING BUT NOT LIMITED TO, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         (a) M&I warrants that it or Easel Corporation, as the case may be, is the exclusive owner of the copyrights and all other rights in the Software and that it has all the rights necessary in order to grant the licenses specified under this Agreement. In the event of any claim by any third party with respect to any of the Software or documentation that such Software or documentation violates or infringes any United States copyright or patent, M&I shall defend Customer against such claim and shall pay all court awarded damages, losses, liabilities, claims, and expenses (including reasonable attorneys' fees) incurred by Customer in such actions which are attributable to such claim; provided however, that notice of a claim by the Customer under this Section is received by M&I within two (2) years of the later of termination of PCTeller Maintenance Services, Salespartner Maintenance Services, or ExecuVision

Maintenance Services that M&I is notified within ten (10) calendar days in writing of any suit or claim against the Customer, that the Customer permits M&I to defend said claim of infringement and gives M&I all reasonable and available information, assistance, and authority to enable M&I to do so, and provided further that Customer fully observes all the terms and conditions of this Agreement. M&I shall not be responsible for any compromise made without its consent. Following notice of a claim or of a threatened claim, M&I may, without obligation to do so, procure for the Customer the right to continue to use the Software within the terms of this Agreement, or, without obligation to do so, may modify the Software in a manner that does not materially and adversely impact on their functionality so that further use becomes noninfringing, or, without obligation to do so, pay Customer an amount equal to the License Fee minus 1/60 of such License Fee times the number of months the Customer has used the Software under the Agreement. In the event that the Customer's use of the Software within the terms of this Agreement is held by a court of last resort to constitute an infringement of a United States patent or copyright and such further use or distribution is enjoined, M&I shall, at its option and expense, (i) procure for the Customer the right to continue using the Software within the terms of this Agreement, or (ii) modify the Software in a manner that does not materially impact on their functionality so that further use becomes noninfringing; provided that M&I shall have no obligation to incur direct costs in connection with exercising either or both of the foregoing options in excess of the limitation of liability under Section 18 of this Agreement. Additionally, M&I shall have no obligation with respect to any such infringement where the infringement would have been avoided but for modifications made to the Software by the Customer. The foregoing states M&I's entire obligation, and the Customer's exclusive remedy, with respect to infringement.

         (b) M&I warrants that the Software, when run in the operating environment specified in the user documentation provided with the Software, shall operate in substantial compliance with such user documentation. Customer acknowledges and agrees that its sole remedy under this warranty is for M&I to correct all PCTeller Software errors which cause the PCTeller Software not to be in substantial compliance with its related user documentation and to use its best efforts to correct all other PCTeller Software errors that are brought to its attention by the Customer during the term of this Agreement and the Data Processing Agreement; to correct all Salespartner Software errors which cause the Salespartner Software not to be in substantial compliance with its related user documentation and to use its best efforts to correct all other Salespartner Software errors that are brought to its attention by the Customer during the ninety (90) days following the Salespartner Delivery Date, and thereafter while Customer subscribes for Salespartner Maintenance Services as described in Section 10; and to correct all ExecuVision Software errors which cause the ExecuVision Software not to be in substantial compliance with its related user documentation and to use its best efforts to correct all other ExecuVision Software errors that are brought to its attention by the Customer during the ninety (90) days following the ExecuVision Delivery Date, and thereafter while Customer subscribes for ExecuVision Maintenance Services as described in Section 11. Customer hereby acknowledges that, except for those limited warranties specified in this Section, the Software is provided in an "AS IS" condition and is without warranty of any kind, either express or implied, written or oral.

         18. Limitation of Liability. M&I's liability for damages to Customer for any cause whatsoever, whether in contract or in tort, including negligence (but other than pursuant to Section 17 (a) of this Agreement with respect to court-awarded damages and defense costs and expenses as a result of an infringement action which shall not be subject to any limit), shall be limited to the License Fee paid for the Software. In no event shall either party be liable for damages caused by the other party's failure to perform its obligations under this Agreement or for any lost profits, lost savings or incidental or consequential damages, even if the nonperforming party has been.advised of the possibility of such damages.

         19. Authorization. Customer agrees and represents that it has obtained all necessary corporate approvals to enter into this Agreement, that the performance of this Agreement by the Customer will not affect the safety or soundness of the Customer or any of its affiliates, and that this Agreement and the obligations evidenced hereby will be properly reflected on the books and records of the Customer.

         20. Termination. In the event that either party fails in any material respect, to perform its material obligations under this Agreement and receives written notice from the other party informing it of the breach and requiring it to cure such breach; then, should the defaulting party fail to cure its breach within a 30-day period following the written notice (or such reasonable period if this breach, by its nature, cannot be cured within 30 days), the other party shall have the right to terminate this Agreement. Upon termination of this Agreement, Customer shall (1) immediately cease using the Software; (2) erase the same from the storage in each computer in which it has been installed; (3) certify to M&I in writing that Customer has taken the action described in clauses (1) and (2) above; and (4) at the option of M&I, either return to M&I or destroy all physical embodiments of the Software and backup copies made thereof.

         21. Assignment . Except for the use rights granted in Section 12, neither party may assign, sublicense, or otherwise transfer any or all of its rights and obligations under this Agreement without the other party's prior written consent, which shall not be unreasonably withheld, and any assignment without such prior written consent shall be void and of no effect. Notwithstanding the foregoing, either party may assign this Agreement to any company that is: (1) directly or indirectly in control of such party, (2) under the control of such party, or (3) under common control with such party.

         22. Notices. Notices to be given or submitted by either party to the other under the terms of this Agreement shall be sufficiently given if made in writing and hand-delivered or sent by certified or registered mail, postage prepaid and addressed to the president of the notified party, to the address shown above or to such other address as the notified party shall so designate in writing to the other party at least twenty (20) days prior to notification.

         23. Entire Agreement. This Agreement, the Exhibits, and the Addendum (if any) attached hereto supersede all previous agreements and understandings of any nature whatsoever, verbal or written, and constitute the entire understanding between the parties with respect to the subject matter hereof. All oral or written representations, warranties, agreements, and other inducements relating to this Agreement and its subject matter made prior to the execution and delivery hereof have been included herein or, to the extent not included herein, shall be deemed to have been fully performed and discharged or deliberately omitted. No provision of this Agreement may be waived, modified, or superseded as against M&I or Customer, except by written instrument signed by an authorized officer of each party, expressly stating that it is intended to operate as such.

         24. Governing Law. This Agreement shall be governed, interpreted, construed, and enforced in accordance with the internal laws of the State of Wisconsin, United States of America.

         25. Severability. If any provision, clause, part, or the application of this Agreement is held invalid, the remainder of this Agreement or the application of such provision, clause, or part under other circumstances shall not be affected.

         26. Miscellaneous. Tune is of the essence. No claim, regardless of form, arising out of this Agreement may be brought by Customer more than two
(2) years after the events giving rise to the claim for relief occurred. Ile obligations of confidentiality and non-use after termination shall survive termination.

         THE PARTIES HERETO ACKNOWLEDGE THAT EACH HAS READ THIS AGREEMENT, UNDERSTANDS IT, AND AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS, AS STATED HEREIN.

         IN WITNESS WHEREOF, the parties hereto through their duly authorized officers and agents have hereby executed this Agreement on the date before written.

TEAMBANC, INC.                         M&I DATA SERVICES, INC.
(CUSTOMER)                             (M&I)
By: /s/ Michael L., Gibson             By:
Name:   Michael L. Gibson              Name:
Title:  President                      Title:


Attest:                                Attest:
By:                                    By:
Name:                                  Name:
Title:                                 Title:

                                   EXHIBIT A

                    SALESPARTNER, PCTELLER, AND EXECUVISION
                           SOFTWARE LICENSE AGREEMENT
                            M&I DATA SERVICES, INC.
                           Milwaukee, Wisconsin 53202

Customer Name:     TeamBanc, Inc.
Address:           1 South Pearl
                   Paola, Kansas 66071

Description and Number of Licensed Computer(s)/Workstation(s)/Equipment

PCTeller - 29 workstations to be defined by the Customer

Salespartner - 35 workstations to be defined by the Customer ExecuVision - 1 workstation to be defined by the Customer

Customer's Primary Location Designation:


Miami County National Bank       Iola Bank & Trust Company      The First National Bank & Trust Company
I South Pearl                    119 East Madison               1900 Main Street
Paola, Kansas 66071              Iola, Kansas 66749             Parsons, Kansas 67357

User Documentation:

PCTeller User Guide - 3 copies
PCTeller Training Guide - 3 copies
Salespartner Coordinator Maintenance Manual - 3 copies
Salespartner User Guide - 35 copies
ExecuVision User Guide - I copy



License Fee:

PCTeller Software                               $     17,255.00
Salespartner Software                                 88,200.00
ExecuVision Software                                   5,995.00
Data Warehouse Interface Setup Fee                       800.00
                                                ---------------
                                                $    112,250.00

                  Combined License Discount          (6,795,00)
                                                ---------------
                                                $    105,455.00

                  Sales Tax (4.9%)                     5,167.30
                                                ---------------

                  TOTAL                         $    110,622.30

Total License Fee including sales tax, due upon execution of this Agreement.

                                   EXHIBIT B

                    SALESPARTNER, PCTELLER, AND EXECUVISION
                           SOFTWARE LICENSE AGREEMENT
                            M&I DATA SERVICES, INC.
                           Milwaukee, Wisconsin 53202

Customer shall prepare labels containing the following information and affix a label to each diskette copy of the Salespartner Software, PCTeller Software, and ExecuVision Software reproduced by the Customer:

         1. Salespartner, PCTeller, or ExecuVision Software as applicable.
         2. Diskette______ of _________.
         3. Licensed material - property of and copyrighted by M&I Data Services, Inc.
         4. This copy was made under M&I Salespartner, PCTeller, and ExecuVision Software License Agreement dated______________ and may be used only on the computer(s) listed in that Agreement. It may not be transferred to a third party.